FINANCIAL STATEMENTS THIRD POINT ENHANCED LP As of and for the Year Ended 12/31/19 With Report of Independent Auditors

Contents 01 Report of Independent Auditors 02 Statements of Financial Condition 03 Condensed Schedules of Investments 19 Statements of Operations 20 Statements of Changes in Partners’ Capital 21 Statements of Cash Flows 23 Notes to Financial Statements

THIRD POINT ENHANCED LP REPORT OF INDEPENDENT AUDITORS FINANCIAL STATEMENTS 2019 1 Ernst & Young Ltd. Tel: +1 345 949 8444 62 Forum Lane Fax: +1 345 949 8529 Camana Bay ey.com P.O. Box 510 Grand Cayman KY1-1106 CAYMAN ISLANDS Report of Independent Auditors The General Partner Third Point Enhanced LP We have audited the accompanying financial statements of Third Point Enhanced LP (the “Partnership”), which comprise the statements of financial condition, including the condensed schedules of investments, as of December 31, 2019 and 2018, and the related statements of operations, changes in partners’ capital and cash flows for the year ended December 31, 2019 and the period from September 3, 2018 (commencement of operations) to December 31, 2018, and the related notes to the financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Third Point Enhanced LP at December 31, 2019 and 2018, and the results of its operations, changes in its partners’ capital and its cash flows for the year ended December 31, 2019 and the period from September 3, 2018 (commencement of operations) to December 31, 2018 in conformity with U.S. generally accepted accounting principles. February 25, 2020 A member firm of Ernst & Young Global Limited

THIRD POINT ENHANCED LP 2 FINANCIAL STATEMENTS 2019 STATEMENTS OF FINANCIAL CONDITION Statements of Financial Condition December 31, 2019 December 31, 2018 (Stated in United States Dollars) $ $ Assets Cash 51,809 6,202 Investments in securities, at fair value (cost $1,415,668,539, 2018: $1,714,452,294) (see Note 6) 1,611,874,245 1,552,449,021 Investments in affiliated investment funds, at fair value (cost $4,933,101, 2018: $8,201,531) (see Note 6) 8,657,221 9,187,247 Due from brokers (see Note 4) 162,682,225 375,468,984 Derivative contracts, at fair value (net upfront fees paid and cost of $2,494,699, 2018: $5,633,928) (see Note 8) 21,860,582 20,533,168 Interest and dividends receivable 1,210,390 3,692,602 Participation agreement with related party (see Note 6) – 2,296,405 Other assets 211,422 421,717 Total assets 1,806,547,894 1,964,055,346 Liabilities and Partners’ Capital Liabilities Securities sold, not yet purchased, at fair value (proceeds $261,775,716, 2018: $372,538,823) (see Note 6) 283,710,896 355,232,875 Due to brokers (see Note 4) 426,612,219 107,115,593 Derivative contracts, at fair value (net upfront fees paid and cost of $775,583, 2018: $1,753,922) (see Note 8) 19,282,026 27,483,303 Withdrawals payable to General Partner 42,380,674 – Management fee payable (see Note 6) 256,335 181,966 Interest and dividends payable 972,210 1,880,738 Accrued expenses 2,416,638 1,754,312 Total liabilities 775,630,998 493,648,787 Commitments (see Notes 6 and 10) Partners’ Capital General partner’s capital 166,120,891 183,111,066 Limited partners’ capital 864,796,005 1,287,295,493 Total Partners’ capital 1,030,916,896 1,470,406,559 Total liabilities and partners’ capital 1,806,547,894 1,964,055,346 See accompanying notes.

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 3 Condensed Schedules of Investments December 31, 2019 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description Shares $ % Investments in Securities Equity Securities North America: Communications 51,356,254 4.98 Consumer, Cyclical 122,966,719 11.94 Consumer, Non-Cyclical Baxter International Inc. 1,958,562 163,774,954 15.88 Campbell Soup Company 1,611,650 79,647,743 7.74 Other 119,632,331 11.60 Total Consumer, Non-Cyclical 363,055,028 35.22 Financial 66,062,086 6.40 Industrial Danaher Corporation 415,200 63,724,896 6.18 United Technologies Corporation 582,800 87,280,128 8.46 Other 13,755,724 1.33 Total Industrial 164,760,748 15.97 Technology 127,852,917 12.41 Total North America (cost $758,689,251) 896,053,752 86.92 Europe: Consumer, Cyclical 2,847,288 0.28 Consumer, Non-Cyclical Allergan plc 402,900 77,022,393 7.47 Nestle S.A. 1,024,921 110,998,680 10.76 Other 3,843,450 0.37 Total Consumer, Non-Cyclical 191,864,523 18.60 Total Europe (cost $160,290,505) 194,711,811 18.88 Asia-Pacific: Consumer, Cyclical Sony Corporation (cost $82,969,697) 1,798,500 122,481,158 11.89 Latin America and the Caribbean: Financial (cost $9,463,001) 9,228,860 0.89 Middle East and Africa: Financial (cost $1,501,068) 1,951,581 0.19 Total Equity Securities (cost $1,012,913,522) 1,224,427,162 118.77

THIRD POINT ENHANCED LP 4 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description Face Value $ % Investments in Securities (continued) Asset-Backed Securities North America: Aircraft 683,868 0.07 Consumer Loan 29,032,764 2.81 Mortgage 128,019,389 12.43 Student Loan 8,450 0.00 Total North America (cost $156,135,095) 157,744,471 15.31 Europe: Mortgage (cost $1,895,509) 1,930,065 0.18 Latin America and the Caribbean: Mortgage (cost $645,477) 608,440 0.06 Total Asset-Backed Securities (cost $158,676,081) 160,282,976 15.55 Corporate Bonds North America: Communications 2,543,778 0.25 Consumer, Cyclical 11,564,138 1.12 Consumer, Non-Cyclical 1,141,972 0.11 Energy 1,141,738 0.11 Technology 234,744 0.02 Utilities Pacific Gas & Electric Company 3.3% – 6.05%, 6/15/25 – 12/1/47 66,538,000 66,998,004 6.50 Total North America (cost $73,738,932) 83,624,374 8.11 Europe: Consumer, Non-Cyclical (cost $2,542,659) 2,727,827 0.27 Latin America and the Caribbean: Energy 991,920 0.10 Real Estate 7,636,462 0.73 Total Latin America and the Caribbean (cost $9,414,774) 8,628,382 0.83 Total Corporate Bonds (cost $85,696,365) 94,980,583 9.21

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 5 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description $ % Investments in Securities (continued) Private Preferred Equity Securities North America: Communications 6,004,766 0.58 Consumer, Cyclical 954,700 0.09 Consumer, Non-Cyclical 7,011,698 0.69 Financial 20,923,453 2.02 Technology 38,156,231 3.71 Total North America (cost $65,304,806) 73,050,848 7.09 Europe: Consumer, Non-Cyclical (cost $2,907,175) 2,243,774 0.22 Latin America and the Caribbean: Consumer, Non-Cyclical 1,792,301 0.17 Technology 11,138,992 1.08 Total Latin America and the Caribbean (cost $15,636,129) 12,931,293 1.25 Total Private Preferred Equity Securities (cost $83,848,110) 88,225,915 8.56 Private Common Equity Securities North America: Communications 143,330 0.01 Consumer, Cyclical 1,315,392 0.13 Consumer, Non-Cyclical 31,617 0.00 Energy 2,247,291 0.22 Financial 2,255,739 0.22 Technology 142,990 0.02 Total Private Common Equity Securities (cost $30,229,327) 6,136,359 0.60 Bank Debt North America: Consumer, Cyclical 6,832,235 0.66 Energy 6,772,954 0.66 Total North America (cost $17,783,846) 13,605,189 1.32 Europe: Communications 121,283 0.01 Consumer, Cyclical 391,981 0.04 Total Europe (cost $503,497) 513,264 0.05 Total Bank Debt (cost $18,287,343) 14,118,453 1.37

THIRD POINT ENHANCED LP 6 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description $ % Investments in Securities (continued) Investment Funds North America: Financial 5,759,906 0.56 Litigation Financing 1,230,837 0.12 Total North America (cost $5,620,672) 6,990,743 0.68 Latin America and the Caribbean: Real Estate (cost $4,813,368) 3,752,673 0.36 Total Investment Funds (cost $10,434,040) 10,743,416 1.04 Real Estate North America: Commercial 5,754,766 0.56 Total Real Estate (cost $6,250,848) 5,754,766 0.56 Rights and Warrants North America: Communications 2,427,363 0.24 Consumer Loan 2,477,885 0.24 Consumer, Non-Cyclical 6,065 0.00 Technology 519 0.00 Total North America (cost $5,513,565) 4,911,832 0.48 Europe: Consumer, Non-Cyclical (cost $2,847) 642,824 0.06 Latin America and the Caribbean: Financial (cost $213,290) 30,470 0.00 Total Rights and Warrants (cost $5,729,702) 5,585,126 0.54 Sovereign Debt Latin America and the Caribbean: Government Securities 1,496,773 0.15 Total Sovereign Debt (cost $3,467,418) 1,496,773 0.15

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 7 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description $ % Investments in Securities (continued) Trade Claims North America: Financial 122,716 0.01 Total Trade Claims (cost $135,783) 122,716 0.01 Total Investments in Securities, at fair value (cost $1,415,668,539) 1,611,874,245 156.36 Affiliated Investment Funds Latin America and the Caribbean: Investments in Limited Partnerships 8,657,221 0.84 Total Affiliated Investment Funds (cost $4,933,101) 8,657,221 0.84 Securities Sold, not yet Purchased Equity Securities North America: Basic Materials 30,014,110 2.91 Communications 9,861,264 0.95 Consumer, Cyclical 44,000,963 4.27 Consumer, Non-Cyclical 102,438,687 9.95 Energy 4,317,086 0.42 Financial 24,535,241 2.38 Industrial 59,498,497 5.78 Utilities 1,709,658 0.16 Total North America (proceeds $253,904,086) 276,375,506 26.82 Europe: Industrial (proceeds $2,388,855) 2,865,884 0.27 Total Equity Securities (proceeds $256,292,941) 279,241,390 27.09 Corporate Bonds North America: Energy 3,412,818 0.33 Total Corporate Bonds (proceeds $3,249,352) 3,412,818 0.33 Options North America: Consumer, Cyclical 163,875 0.02 Consumer, Non-Cyclical 656,663 0.06 Indices 31,405 0.00 North America Total (proceeds $1,521,346) 851,943 0.08

THIRD POINT ENHANCED LP 8 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description $ % Securities Sold, not yet Purchased (continued) Options (continued) Europe: Consumer, Non-Cyclical (proceeds $712,077) 204,745 0.02 Total Options (proceeds $2,233,423) 1,056,688 0.10 Total Securities Sold, not yet Purchased (proceeds $261,775,716) 283,710,896 27.52 Derivatives Contracts Contracts for Differences – Long Contracts North America: Communications 953,146 0.09 Consumer, Cyclical 92,544 0.00 Total North America 1,045,690 0.09 Europe: Consumer, Non-Cyclical (1,139,260) (0.11) Financial 9,418,480 0.93 Industrial 2,036,008 0.19 Total Europe 10,315,228 1.01 Total Contracts for Differences – Long Contracts 11,360,918 1.10 Contracts for Differences – Short Contracts North America: Consumer, Cyclical (40,664) (0.00) Consumer, Non-Cyclical (85,643) (0.01) Equity Swap Basket (1,096,703) (0.11) Total North America (1,223,010) (0.12) Europe: Consumer, Cyclical 673,547 0.07 Consumer, Non-Cyclical 484,254 0.05 Total Europe 1,157,801 0.12 Asia-Pacific: Communications (443,030) (0.05) Consumer, Cyclical 52,083 0.00 Financial (419,775) (0.04) Technology (4,928,961) (0.48) Total Asia-Pacific (5,739,683) (0.57)

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 9 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description $ % Derivatives Contracts (continued) Contracts for Differences – Short Contracts (continued) Latin America and the Caribbean: Financial 903 0.01 Total Contracts for Differences – Short Contracts (5,803,989) (0.56) Credit Default Swaps – Protection Purchased North America: Asset-Backed Securities Index 94,357 0.01 Total Credit Default Swaps – Protection Purchased (net upfront fees paid $89,311) 94,357 0.01 Credit Default Swaps – Protection Sold North America: Asset-Backed Securities 127 0.00 Asset-Backed Securities Index (23,943) (0.00) Total Credit Default Swaps – Protection Sold (net upfront fees received $775,583) (23,816) (0.00) Foreign Currency Forward Contracts Buy United States Dollar, Sell Chinese Yuan (228,609) (0.02) Buy United States Dollar, Sell Euro (185,242) (0.01) Buy United States Dollar, Sell Hong Kong Dollar 250,593 0.02 Buy United States Dollar, Sell Swiss Franc (1,000,898) (0.10) Foreign Currency Forward Contracts Total (1,164,156) (0.11) Foreign Currency Options – Purchased Asia-Pacific: Hong Kong Dollar 206,803 0.02 Total Foreign Currency Options – Purchased (cost $791,773) 206,803 0.02 Index Futures – Short Contracts North America: Indices (632,688) (0.06) Europe: Indices 175,834 0.02 Asia-Pacific: Indices (322,148) (0.04) Total Index Futures – Short Contracts (779,002) (0.08)

THIRD POINT ENHANCED LP 10 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description $ % Derivatives Contracts (continued) Interest Rate Swaptions North America: United States Dollar Libor 2,336,283 0.23 Total Interest Rate Swaptions (cost $1,613,615) 2,336,283 0.23 Total Return Swaps – Long Contracts North America: Consumer, Non-Cyclical 2,638,871 0.25 Energy (1,862,656) (0.17) North America Total 776,215 0.08 Asia-Pacific: Consumer, Cyclical (232,008) (0.03) Total Total Return Swaps – Long Contracts 544,207 0.05 Total Return Swaps – Short Contracts North America: Equity Swap Basket (3,246,987) (0.32) Europe: Equity Swap Basket (25,856) (0.00) Asia-Pacific: Communications (920,206) (0.09) Total Total Return Swaps – Short Contracts (4,193,049) (0.41) Net Derivative Contracts (including net upfront fees paid and cost $1,719,116) 2,578,556 0.25 See accompanying notes.

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 11 Condensed Schedules of Investments December 31, 2018 Percentage of Partners’ (Stated in United States Dollars) Fair Value Capital Description Shares $ % Investments in Securities Equity Securities North America: Basic Materials 28,403,923 1.93 Consumer, Cyclical 15,695,549 1.07 Consumer, Non-Cyclical Baxter International Inc. 4,317,862 284,201,677 19.33 Campbell Soup Company 2,669,900 88,080,001 5.99 Other 233,965,367 15.93 Total Consumer, Non-Cyclical 606,247,045 41.25 Financial 65,437,216 4.45 Industrial 43,424,266 2.95 Technology 46,345,170 3.15 Total North America (cost $911,305,045) 805,553,169 54.80 Europe: Consumer, Non-Cyclical Nestle S.A. 1,806,221 146,629,131 9.97 Other 45,911,752 3.12 Total Europe (cost $197,153,096) 192,540,883 13.09 Latin America and the Caribbean: Financial (cost $6,459,900) 6,336,350 0.43 Total Equity Securities (cost $1,114,918,041) 1,004,430,402 68.32 Asset-Backed Securities North America: Aircraft 1,672,968 0.11 Consumer Loan 61,191,840 4.16 Mortgage 139,044,070 9.46 Total North America (cost $213,181,038) 201,908,878 13.73 Europe: Mortgage (cost $4,696,193) 4,690,956 0.32 Latin America and the Caribbean: Mortgage (cost $99,170) 56,256 0.00 Total Asset-Backed Securities (cost $217,976,401) 206,656,090 14.05

THIRD POINT ENHANCED LP 12 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2018 Percentage of Partners' (Stated in United States Dollars) Fair Value Capital Description $ % Investments in Securities (continued) Corporate Bonds North America: Communications 49,041,342 3.34 Consumer, Cyclical 13,141,162 0.89 Consumer, Non-Cyclical 752,639 0.05 Financial 4,294,263 0.29 Technology 938,768 0.06 Utilities 35,780,103 2.43 Total North America (cost $114,196,176) 103,948,277 7.06 Latin America and the Caribbean: Energy 6,240,240 0.42 Real Estate 11,756,000 0.80 Total Latin America and the Caribbean (cost $18,223,696) 17,996,240 1.22 Total Corporate Bonds (cost $132,419,872) 121,944,517 8.28 Private Preferred Equity Securities North America: Communications 7,343,708 0.50 Consumer, Cyclical 785,500 0.05 Consumer, Non-Cyclical 6,763,711 0.46 Financial 28,314,583 1.93 Technology 40,918,224 2.78 Total North America (cost $85,978,613) 84,125,726 5.72 Europe: Consumer, Non-Cyclical (cost $2,907,175) 2,962,392 0.22 Latin America and the Caribbean: Consumer, Non-Cyclical 3,294,572 0.22 Technology 16,090,303 1.09 Total Latin America and the Caribbean (cost $21,856,259) 19,384,875 1.31 Total Private Preferred Equity Securities (cost $110,742,047) 106,472,993 7.25

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 13 Percentage of Partners' (Stated in United States Dollars) Fair Value Capital Description $ % Investments in Securities (continued) Private Common Equity Securities North America: Communications 138,250 0.01 Consumer, Cyclical 1,324,436 0.09 Consumer, Non-Cyclical 31,239 0.00 Energy 15,384,899 1.05 Financial 3,349,032 0.23 Technology 365,503 0.03 Total Private Common Equity Securities (cost $32,384,930) 20,593,359 1.41 Municipal Bonds North America: Government 29,207,471 1.99 Total Municipal Bonds (cost $30,980,622) 29,207,471 1.99 Bank Debt North America: Communications 15,542,220 1.06 Consumer, Cyclical 6,192,031 0.42 Energy 6,091,785 0.41 Total Bank Debt (cost $30,636,265) 27,826,036 1.89 Investment Funds North America: Communications 8,271,830 0.56 Consumer Loan 3,368,284 0.23 Financial 4,484,119 0.30 Litigation Financing 2,911,735 0.20 Total North America (cost $26,065,612) 19,035,968 1.29 Latin America and the Caribbean: Real Estate (cost $6,751,485) 5,296,317 0.36 Total Investment Funds (cost $32,817,097) 24,332,285 1.65

THIRD POINT ENHANCED LP 14 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2018 Percentage of Partners' (Stated in United States Dollars) Fair Value Capital Description $ % Investments in Securities (continued) Real Estate North America: Commercial 5,503,613 0.37 Total Real Estate (cost $5,476,630) 5,503,613 0.37 Sovereign Debt Republic Of Argentina 4,424,587 0.30 Total Sovereign Debt (cost $4,777,829) 4,424,587 0.30 Rights and Warrants North America: Consumer Loan 710,523 0.05 Consumer, Non-Cyclical 2,682 0.00 Technology 1,159 0.00 Total North America (cost $925,245) 714,364 0.05 Latin America and the Caribbean: Financial (cost $213,290) 152,350 0.01 Total Rights and Warrants (cost $1,138,535) 866,714 0.06 Trade Claims North America: Financial 190,954 0.01 Total Trade Claims (cost $184,025) 190,954 0.01 Total Investments in securities, at fair value (cost $1,714,452,294) 1,552,449,021 105.58 Affiliated Investment Funds Latin America and the Caribbean: Investments in Limited Partnerships 9,187,247 0.62 Total Affiliated Investment Funds (cost $8,201,531) 9,187,247 0.62

THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2019 15 Percentage of Partners' (Stated in United States Dollars) Fair Value Capital Description $ % Securities Sold, not yet Purchased Equity Securities North America: Basic Materials 31,016,316 2.11 Communications 39,616,769 2.69 Consumer, Cyclical 27,053,885 1.84 Consumer, Non-Cyclical 21,523,292 1.46 Financial 31,372,137 2.13 Indices 53,280,972 3.63 Industrial 76,828,528 5.23 Technology 4,010,466 0.28 Total North America (proceeds $300,553,790) 284,702,365 19.37 Europe: Consumer, Non-Cyclical 12,549,967 0.85 Industrial 9,976,900 0.68 Total Europe (proceeds $24,579,042) 22,526,867 1.53 Latin America and the Caribbean: Consumer, Cyclical (proceeds $12,267,865) 13,151,233 0.89 Total Equity Securities (proceeds $337,400,697) 320,380,465 21.79 Corporate Bonds North America: Communications 5,489,933 0.37 Consumer, Cyclical 4,901,654 0.33 Consumer, Non-Cyclical 2,369,815 0.16 Energy 1,715,246 0.12 Industrial 4,176,315 0.28 Technology 3,523,335 0.25 Total North America (proceeds $22,471,318) 22,176,298 1.51 Europe: Consumer, Cyclical 2,691,712 0.18 Consumer, Non-Cyclical 2,919,889 0.20 Total Europe (proceeds $5,675,810) 5,611,601 0.38 Asia-Pacific: Financial (proceeds $3,114,107) 3,092,411 0.21 Total Corporate Bonds (proceeds $31,261,235) 30,880,310 2.10

THIRD POINT ENHANCED LP 16 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2018 Percentage of (Stated in United States Dollars) Fair Value Partners' Capital Description $ % Securities Sold, not yet Purchased (continued) Options North America: Communications 612,879 0.04 Consumer, Non-Cyclical 595,102 0.04 Industrial 76,640 0.01 Total North America (proceeds $1,243,381) 1,284,621 0.09 Europe: Technology (proceeds $2,633,510) 2,687,479 0.18 Total Options (proceeds $3,876,891) 3,972,100 0.27 Total Securities Sold, not yet Purchased (proceeds $372,538,823) 355,232,875 24.16 Derivative Contracts Contracts for Differences – Long Contracts North America: Basic Materials (6,044,332) (0.41) Europe: Industrial (8,351,878) (0.57) Utilities (1,894,326) (0.13) Total Europe (10,246,204) (0.70) Latin America and the Caribbean: Communications (19,516) (0.00) Total Contracts for Differences – Long Contracts (16,310,052) (1.11) Contracts for Differences – Short Contracts North America: Equity Swap Basket 150,789 0.01 Funds (470,378) (0.03) Total North America (319,589) (0.02) Europe: Communications (229,560) (0.02) Consumer, Cyclical 1,826,577 0.12 Industrial 373,628 0.03 Technology 558,120 0.04 Total Europe 2,528,765 0.17

CONDENSED SCHEDULES OF INVESTMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 17

(Stated in United States Dollars) Description	Fair Value $	Percentage of Partners' Capital %
Derivative Contracts (continued)		
Contracts for Differences – Short Contracts (continued)		
Asia-Pacific:		
Consumer, Non-Cyclical	1,303,037	0.09
Financial	(54,240)	(0.00)
Industrial	905,312	0.06
Technology	2,448,907	0.17
Total Asia-Pacific	**4,603,016**	**0.32**
Total Contracts for Differences – Short Contracts	**6,812,192**	**0.47**
Credit Default Swaps – Protection Purchased		
North America:		
Asset-Backed Securities Index	8,584,492	0.61
Communications	75,328	0.00
Consumer, Cyclical	1,061,557	0.07
Financial	(84,034)	(0.01)
Total Credit Default Swaps – Protection Purchased (net upfront fees paid $5,410,663)	**9,637,343**	**0.67**
Credit Default Swaps – Protection Sold		
North America:		
Asset-Backed Securities	(1,442,314)	(0.10)
Communications	(444,495)	(0.03)
Total Credit Default Swaps – Protection Sold (net upfront fees received $1,562,229)	**(1,886,809)**	**(0.13)**
Foreign Currency Forward Contracts		
Buy United States Dollar, Sell Chinese Yuan	(6,575)	(0.00)
Buy United States Dollar, Sell Hong Kong Dollar	(835,594)	(0.06)
Buy United States Dollar, Sell Saudi Riyal	20,041	0.00
Buy United States Dollar, Sell Swiss Franc	(393,122)	(0.03)
Total Foreign Currency Forward Contracts	**(1,215,250)**	**(0.09)**
Interest Rate Swaptions		
North America:		
US Dollar Libor	623,355	0.04
Total Interest Rate Swaptions (cost $31,572)	**623,355**	**0.04**
Sovereign Futures – Short Contracts		
North America:		
Commodities	(697,348)	(0.05)
Total Sovereign Futures – Short Contracts	**(697,348)**	**(0.05)**

THIRD POINT ENHANCED LP 18 FINANCIAL STATEMENTS 2019 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2018 Percentage of (Stated in United States Dollars) Fair Value Partners' Capital Description $ % Derivative Contracts (continued) Total Return Swaps – Long Contracts North America: Equity Swap Basket (3,822,957) (0.26) Total Total Return Swaps – Long Contracts (3,822,957) (0.26) Total Return Swaps – Short Contracts North America: Equity Swap Basket (10,556) (0.00) Asia-Pacific: Communications (107,736) (0.01) Financial (41,379) (0.00) Industrial 69,062 0.00 Total Asia-Pacific (80,053) (0.01) Total Total Return Swaps – Short Contracts (90,609) (0.01) Net Derivative Contracts (including upfront fees paid and cost $3,880,006) (6,950,135) (0.47) See accompanying notes.

THIRD POINT ENHANCED LP STATEMENTS OF OPERATIONS FINANCIAL STATEMENTS 2019 19 Statements of Operations For the period from For the year ended September 3, 2018 December 31, 2019 to December 31, 2018 (Stated in United States Dollars) $ $ Realized and unrealized gain (loss) on investment transactions Net realized loss from securities and foreign currency translations (see Note 6) (36,248,265) (159,727,830) Net realized gain from affiliated investment funds and foreign currency translations (see Note 6) 1,012,650 – Net realized loss from derivative contracts and foreign currency translations (see Note 8) (375,853) (9,078,908) Net change in unrealized loss on securities and foreign currency translations (see Note 6) 318,967,851 (144,697,325) Net change in unrealized gain on affiliated investment funds and foreign currency translations (see Note 6) 2,738,404 985,716 Net change in unrealized loss on derivative contracts and foreign currency translations (see Note 8) 11,689,581 (10,830,141) Net (loss)/gain on currencies (2,096,418) 4,791,391 Net realized and unrealized gain/(loss) from investment transactions 295,687,950 (318,557,097) Investment income Interest 34,050,719 15,524,124 Dividends, net of witholding taxes of $4,327,415 (2018: $1,396,777) 12,356,098 4,842,287 Stock loan fees 7,440,819 1,640,255 Other 6,526 430,595 Total investment income 53,854,162 22,437,261 Expenses Management fee (see Note 6) 17,174,368 10,781,967 Interest 16,312,483 8,461,346 Participation agreement with related party (see Note 6) – 2,751,786 Dividends on securities sold, not yet purchased 8,661,847 2,561,988 Research fees 2,158,000 860,000 Administration and professional fees 2,088,887 2,482,127 Stock borrow fees 650,895 212,389 Other 1,604,621 110,283 Total expenses 48,651,101 28,221,886 Net investment income/(loss) 5,203,061 (5,784,625) Net income/(loss) 300,891,011 (324,341,722) See accompanying notes.

20 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

Statements of Changes in Partners' Capital

Year ended December 31, 2019

(Stated in United States Dollars)	Total $	General Partner $	Limited Partners $
Partners' capital at beginning of year	1,470,406,559	183,111,066	1,287,295,493
Capital contributions	87,000,000	–	87,000,000
Capital withdrawals	(827,380,674)	(67,380,674)	(760,000,000)
Allocation of net income:			
Net realized loss from investment trasactions	(37,707,886)	(5,667,047)	(32,040,839)
Net change in unrealized loss from investment transactions	333,395,836	50,105,434	283,290,402
Net investment income	5,203,061	3,571,438	1,631,623
Incentive allocation	–	2,380,674	(2,380,674)
Net income	300,891,011	50,390,499	250,500,512
Partners' capital at end of year	**1,030,916,896**	**166,120,891**	**864,796,005**

See accompanying notes.

For the period from September 3, 2018 (commencement of operations) to December 31, 2018

(Stated in United States Dollars)	Total $	General Partner $	Limited Partners $
Partners' capital at beginning of period	–	–	–
Capital contributions	1,921,342,875	222,493,099	1,698,849,776
Capital contributions – Incentive allocation payable transfer (see Note 6)	3,405,406	3,405,406	–
Capital withdrawals	(130,000,000)	–	(130,000,000)
Allocation of net loss:			
Net realized loss from investment transactions	(164,015,347)	(20,589,024)	(143,426,323)
Net unrealized loss from investment transactions	(154,541,750)	(19,399,793)	(135,141,957)
Net investment income/(loss)	(5,784,625)	606,784	(6,391,409)
Reversal of incentive allocation (see Note 6)	–	(3,405,406)	3,405,406
Net loss	(324,341,722)	(42,787,439)	(281,554,283)
Partners' capital at end of period	**1,470,406,559**	**183,111,066**	**1,287,295,493**

See accompanying notes.

THIRD POINT ENHANCED LP STATEMENTS OF CASH FLOWS FINANCIAL STATEMENTS 2019 21 Statements of Cash Flows For the period from For the year ended September 3, 2018 to December 31, 2019 December 31, 2018 (Stated in United States Dollars) $ $ Cash flows from operating activities Net income/(loss) 300,891,011 (324,341,722) Adjustments to reconcile net income to net cash provided by/ (used in) operating activities: Purchases of investment securities (3,435,197,156) (810,211,147) Proceeds from disposition of investment securities 3,759,960,413 1,756,338,113 Purchases of investment securities to cover short sales (506,537,332) (427,812,860) Proceeds from short sales of investment securities 334,027,437 479,527,294 Purchases of affiliated investment funds (249,580) – Proceeds from disposition of affiliated investment funds 4,530,660 – Purchases of derivatives (67,194,680) (25,468,160) Proceeds from disposition of derivatives 68,979,717 18,297,619 Net realized loss from securities and foreign currency translations (see Note 6) 36,248,265 159,727,830 Net realized gain from affiliated investment funds and foreign currency translations (see Note 6) (1,012,650) – Net realized loss from derivative contracts and foreign currency translations (see Note 8) 375,853 9,078,908 Net change in unrealized loss on securities and foreign currency translations (see Note 6) (318,967,851) 144,697,325 Net change in unrealized gain on affiliated investment funds and foreign currency translations (see Note 6) (2,738,404) (985,716) Net change in unrealized loss on derivative contracts and foreign currency translations (see Note 8) (11,689,581) 10,830,141 Amortization of premium and accretion of discount, net (480,979) (1,538,093) Changes in operating assets and liabilities: Decrease/(increase) in due from brokers 212,786,759 (51,843,364) Decrease in interest and dividends receivable 2,482,212 2,967,849 Decrease/(increase) in other assets 210,295 (329,125) Decrease in participation agreement with related party investment fund 2,296,405 20,853,082 Increase/(decrease) in due to brokers 319,496,626 (1,165,904,066) Increase in management fee payable (see Note 6) 74,369 181,966 Decrease in interest and dividends payable (908,528) (825,258) Increase/(decrease) in accrued expenses 662,326 (892,796) Net cash provided by/(used in) operating activities 698,045,607 (207,652,180) Cash flows from financing activities Capital contributions 87,000,000 337,658,382 Capital withdrawals (785,000,000) (130,000,000) Net cash (used in)/provided by financing activities (698,000,000) 207,658,382 Net increase in cash 45,607 6,202 Cash at beginning of period 6,202 – Cash at end of period 51,809 6,202

THIRD POINT ENHANCED LP 22 FINANCIAL STATEMENTS 2019 STATEMENTS OF CASH FLOWS Statements of Cash Flows continued Year ended December 31, 2019 For the period from For the year ended September 3, 2018 to December 31, 2019 December 31, 2018 (Stated in United States Dollars) $ $ Supplemental disclosure of cash flow information Cash paid during the period for interest 17,113,291 6,918,450 Supplemental disclosure of non-cash information Non-cash subscription from related party (See Note 6) – 1,587,089,899 See accompanying notes.

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 23 Notes to Financial Statements For the year ended December 31, 2019 1. Organization Third Point Enhanced LP (the “Partnership”) was organized as an exempted limited partnership under the laws of the Cayman Islands on June 25, 2018, commenced operations on September 3, 2018, and is registered under the Cayman Islands Mutual Funds Law and with the Cayman Islands Monetary Authority. Third Point LLC (the “Investment Manager”) serves as the Investment Manager for the Partnership. The Partnership was formed to invest on a pari passu basis with the Third Point Offshore Master Fund LP, whose investment objective is to achieve superior risk-adjusted returns by deploying capital in investments with a favorable risk/reward scenario across select asset classes, sectors, and geographies, both long and short. The Investment Manager identifies these opportunities using a combination of top-down asset allocation decisions and a bottom-up, value-oriented approach to single security analysis. The Investment Manager supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures across specific asset classes, sectors and geographies. The Partnership will continue until terminated as provided for in the Amended and Restated Exempted Limited Partnership Agreement (the “Agreement”). The General Partner of the Partnership is Third Point Advisors L.L.C. (the “General Partner”). The Investment Manager is registered as an investment adviser under the U.S. Investment Advisers Act of 1940. The managing member of the Investment Manager and the General Partner are responsible for the operation and management of the Partnership. The Partnership is an investment company and applies specialized accounting guidance as outlined in Financial Services – Investment Companies (Topic 946) and in accordance with Regulation S-X. The Investment Manager evaluated this guidance and determined that the Partnership meets the criteria to be classified as an investment company. Accordingly, the Partnership reflects its investments in the Statement of Financial Condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value, if any, reflected in net change in unrealized gain/loss on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statement of Operations. International Fund Services (N.A.), L.L.C. serves as the administrator (the “Administrator”) and transfer agent to the Partnership. 2. Significant Accounting Policies The Partnership’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and are expressed in United States dollars. The following is a summary of the significant accounting and reporting policies: The Partnership is exempt from all forms of taxation in the Cayman Islands, including income, capital gains and withholding taxes. In jurisdictions other than the Cayman Islands, in some cases foreign taxes will be withheld at source on dividends and certain interest received by the Partnership. Capital gains derived by the Partnership in such jurisdictions generally will be exempt from foreign income or withholding taxes at the source. The Partnership will be treated as a partnership for federal income tax purposes and each investor will be subject to taxation on its share of the Partnership’s ordinary income and capital gains. The Partnership evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a “more likely-than-not” threshold would be recorded as a tax expense in the current year. The General Partner has reviewed the

THIRD POINT ENHANCED LP 24 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 2. Significant Accounting Policies (continued) Partnership’s tax positions and has concluded that no material provision for income tax is required in the Partnership’s financial statements. Generally, the Partnership may be subject to income tax examinations by major tax authorities including United States and other authorities for open tax years since inception. The Partnership would recognize interest and penalties, if any, related to unrecognized tax positions as income tax expense in the Statements of Operations. During the year ended December 31, 2019 and the period from September 3, 2018 (commencement of operations) to December 31, 2018, the Partnership did not incur any interest or penalties related to unrecognized tax positions. The Partnership records security transactions and related income and expense on a trade-date basis. Realized gains and losses are determined using cost calculated on a specific identification basis. Dividends are recorded on the ex-dividend date. Income and expense are recorded on the accrual basis, including interest and premiums amortized and discounts accreted on interest bearing investments. The Partnership may enter into repurchase and reverse repurchase agreements with financial institutions in which the financial institution agrees to resell or repurchase securities and the Partnership agrees to repurchase or resell such securities at a mutually agreed price upon maturity. These agreements are collateralized primarily by debt securities. The Partnership did not hold repurchase agreements or reverse repurchase agreements as of December 31, 2019 or December 31, 2018. Interest expense and income related to repurchase and reverse repurchase agreements held during the year are included in interest and dividends payable and interest and dividends receivable in the Statements of Financial Condition, respectively. Generally, repurchase and reverse repurchase agreements that the Partnership enters into mature within 30 to 90 days. The Partnership may lend securities for securities lending transactions or pledge securities and/or cash for securities borrowed transactions. The value of any securities loaned is reflected in investments in securities in the Statements of Financial Condition. As of December 31, 2019, the Partnership had $659,575 (2018: $10,556,800) of securities loaned. Any collateral received would have been reflected in due to brokers in the Statements of Financial Condition. The Partnership engages in securities lending transactions whereby upon the Partnership’s request, its prime brokers, as lending agents, may loan securities of the Partnership as selected by the Partnership to certain institutions. The securities loaned are generally collateralized in the form of cash or U.S. treasury securities in an amount typically at least equal to the fair value of the securities loaned. The fair value of the loaned securities is determined at the close of business on each business day and any additional required collateral is delivered to the Partnership on the next business day. Risks may arise upon entering into securities lending transactions to the extent that the value of the collateral is less than the value of the securities loaned due to changes in the value of the securities loaned. Changes in the value of the securities loaned that may occur during the course of the loan will be recognized by the Partnership. The Partnership has the right under the lending agreement to recover the securities from the borrower on demand. The Partnership receives interest based on the outstanding fair value of the loaned shares at a rate that is initially agreed with the prime broker prior to lending the shares and is subject to change by mutual agreement of the parties over the course of the transaction. The Partnership’s repurchase and securities lending agreements may result in credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. It is the Partnership’s policy to monitor and control collateral under such agreements. Refer to Note 8 for additional disclosures regarding the Partnership’s collateral policy.

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 25 2. Significant Accounting Policies (continued) The following table presents the remaining contractual maturity of the securities lending transactions by class of collateral received as of December 31, 2019 and December 31, 2018: Greater Overnight and Than Continuous Up to 30 days 30-90 days 90 days Total 2019 Securities lending transactions $ $ $ $ $ U.S. Treasury securities 659,709 – – – 659,709 Overnight Greater and Than Continuous Up to 30 days 30-90 days 90 days Total 2018 Securities lending transactions $ $ $ $ $ U.S. Treasury securities 10,700,904 – – – 10,700,904 The fair value of the Partnership’s assets and liabilities which qualify as financial instruments approximates the carrying amounts presented in the Statements of Financial Condition. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements and accompanying notes. Actual results could differ from these estimates. The Investment Manager has a formal valuation policy that sets forth the pricing methodology for investments to be implemented in fair valuing each security in the Partnership’s portfolio. Depending on market or company circumstances, valuation techniques and methodologies may change from year to year. The valuation policy is reviewed at least on an annual basis by the valuation committee (the “Committee”). The Committee is comprised of officers and employees who are senior business management personnel. The Committee meets on a monthly basis. The Committee’s role is to review and verify the propriety and consistency of the valuation methodology to determine fair value of investments. The Committee also reviews any due diligence performed and approves any changes to current or potential external pricing vendors. Securities listed on a national securities exchange or quoted on NASDAQ are valued at their last sales price as of the last business day of the year. Listed securities with no reported sales on such date and over- the-counter (“OTC”) securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if held short by the Partnership. Approximately $145.8 million (2018: $223.8 million), or approximately 9% (2018: 14%) of the Partnership’s investments in securities, affiliated investment funds and derivative assets, and none of the securities sold, not yet purchased and derivative liabilities (2018: $1.4 million, or approximately 0.4%), are valued based on dealer quotes or other quoted market prices for similar securities. Private securities, real estate and related debt investments are not registered for public sale and are carried at an estimated fair value at the end of the year, as determined by the Investment Manager. Valuation techniques used by the Investment Manager in determining fair value may include market approach, appraisals, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates, appraisals, revenue projections and other factors. In addition, the Investment Manager employs third party valuation firms to conduct separate valuations of such securities. The third party valuation firms provide the

THIRD POINT ENHANCED LP 26 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 2. Significant Accounting Policies (continued) Investment Manager with a written report documenting their recommended valuation as of the determination date for the specified investments. Due to the inherent uncertainty of valuation for these investments, the estimate of fair value for the Partnership’s interest in these investments may differ from the values that would have been used had a ready market existed for the investment, and the difference could be material. At December 31, 2019, the Partnership had approximately $110.2 million (2018: $144.3 million) of investments fair valued by the Investment Manager, representing approximately 6.7% (2018: 9.1%) of investments in securities, affiliated investment funds and derivative contracts, of which approximately 99.3% (2018: 98.8%) were separately valued by third party valuation firms. The resulting unrealized gains and losses are reflected in the Statements of Operations. The Partnership’s derivatives are recorded at fair value. The Partnership values exchange-traded derivative contracts at their last sales price on the exchange where it is primarily traded. OTC derivatives, which include swap, option, swaption and forward currency contracts, are valued at independent values provided by third party sources when available; otherwise, fair values are obtained from counterparty quotes that are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments. As of December 31, 2019, all of the Partnership’s asset-backed securities (“ABS”) holdings were private-label issued, non-investment grade securities, and none of these securities were guaranteed by government- sponsored entities. These investments are valued using broker quotes or a recognized third-party pricing vendors, where available. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their properties, refinance, or otherwise pre-pay their loans. As an investor in these classes of ABS, the Partnership may be exposed to the credit risk of underlying borrowers not being able to make timely payments on loans or the likelihood of borrowers defaulting on their loans. In addition, the Partnership may be exposed to significant market and liquidity risks. Investment funds are valued at fair value. Fair values are generally determined utilizing the net asset value (“NAV”) provided by, or on behalf of, the underlying investment managers of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund and is in accordance with the “practical expedient”, as defined by the Accounting Standards Update (“ASU”) 2009- 12, Investments in Certain Entities that Calculate Net Asset Value per Share. NAVs received by, or on behalf of, the underlying investment managers are based on the fair value of the investment funds’ underlying investments in accordance with policies established by each investment fund, as described in each of their financial statements and offering memorandum. The strategies of the underlying investment funds include global emerging markets, real estate, regional markets, financial, middle market buy-out and litigation financing. The Investment Manager generally has limited access, if any, to specific information regarding the underlying non-affiliated investment managers’ portfolios and relies on NAVs provided by or on behalf of the underlying managers. The management agreements of non-related party investment funds provide for compensation to the underlying managers in the form of management and performance fees. The Partnership’s investments in investment funds are non-redeemable and distributions are made by the investment funds as underlying investments are monetized. It is expected that the underlying investments will be monetized over the next five years. Investments in affiliated investment funds are recorded at fair value in accordance with the valuation policies discussed above. Investments in affiliated investment funds include the Partnership’s investments in the equity and debt instruments of the special-purpose entities managed by the Investment Manager.

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 27 2. Significant Accounting Policies (continued) Certain of the Partnership’s investments are denominated in foreign currencies and thus, are subject to the risk associated with foreign currency fluctuations. These investments are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investments and income and expenses denominated in foreign currencies are translated in U.S. dollar amounts on the respective dates of such transactions. The Partnership does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments, investments in affiliated investment funds and derivative contracts from the fluctuations arising from changes in market values of investments, investments in affiliated investment funds and derivative contracts. Such fluctuations are included within net realized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations and net unrealized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations. Fair value is defined as the price that the Partnership would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The disclosure requirements also establish a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-tier hierarchy of inputs is summarized below: • Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date. The types of assets and liabilities that are classified at this level generally include equity securities, futures and option contracts listed in active markets. • Level 2 – Pricing inputs other than observable inputs including but not limited to prices quoted for similar assets or liabilities in active markets/exchanges or prices quoted for identical or similar assets or liabilities in markets that are not active, and fair value is determined through the use of models or other valuation methodologies. The types of assets and liabilities that are classified at this level generally include equity securities traded on non-active exchanges, corporate, sovereign, asset- backed and bank debt securities, forward contracts and certain derivatives. • Level 3 – Pricing inputs are unobservable due to little, if any, market activity and data. The inputs into determination of fair value require significant management judgment and estimation. The types of assets and liabilities that are classified at this level generally include certain corporate and bank debt, asset-backed securities, private investments, trade claims and certain derivatives. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Situations may arise when market quotations or valuations provided by external pricing vendors are available but the fair value may not represent current market conditions. In those cases, the Investment Manager may substitute valuations provided by external pricing vendors with multiple broker-dealer quotations. The Partnership has adopted ASU 2015-07, Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent), and accordingly has not leveled positions valued using the practical expedient.

THIRD POINT ENHANCED LP 28 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 2. Significant Accounting Policies (continued) Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Investment Manager’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The key inputs for corporate, government and sovereign bonds valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities are yield, probability of default, loss severity and prepayment. Key inputs for OTC valuation vary based on the type of underlying on which the contract was written. Please see below discussion by OTC type: • The key inputs for most OTC option contracts include notional, strike price, maturity, payout structure, current foreign exchange forward and spot rates, current market price of underlying and volatility of underlying. • The key inputs for most forward contracts include notional, maturity, forward rate, spot rate, various interest rate curves and discount factor. • The key inputs for swap valuation will vary based on the type of underlying on which the contract was written. Generally, the key inputs for most swap contracts include notional, swap period, fixed rate, credit or interest rate curves, current market or spot price of the underlying and the volatility of the underlying.

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 29 2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2019: Fair Value Measurements at December 31, 2019 Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Assets Investment in Securities Equity Securities Communications 51,356,254 – – 51,356,254 Consumer, Cyclical 248,295,165 – – 248,295,165 Consumer, Non-Cyclical 554,919,551 – – 554,919,551 Financial 77,242,527 – – 77,242,527 Industrial 164,760,748 – – 164,760,748 Technology 127,852,917 – – 127,852,917 Total Equity Securities 1,224,427,162 – – 1,224,427,162 Asset-Backed Securities Aircraft – 683,868 – 683,868 Consumer Loan – 26,231,088 2,801,676 29,032,764 Mortgage – 125,971,431 4,586,463 130,557,894 Student Loan – – 8,450 8,450 Total Asset-Backed Securities – 152,886,387 7,396,589 160,282,976 Corporate Bonds Communications – 2,543,778 – 2,543,778 Consumer, Cyclical – 11,564,138 – 11,564,138 Consumer, Non-Cyclical – 2,863,758 1,006,041 3,869,799 Energy – 2,133,658 – 2,133,658 Real Estate – – 7,636,462 7,636,462 Technology – – 234,744 234,744 Utilities – 66,998,004 – 66,998,004 Total Corporate Bonds – 86,103,336 8,877,247 94,980,583 Private Preferred Equity Securities Communications – – 6,004,766 6,004,766 Consumer, Cyclical – – 954,700 954,700 Consumer, Non-Cyclical – – 11,047,773 11,047,773 Financial – – 20,923,453 20,923,453 Technology – – 49,295,223 49,295,223 Total Private Preferred Equity Securities ––88,225,915 88,225,915

THIRD POINT ENHANCED LP 30 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 2. Significant Accounting Policies (continued) Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Private Common Equity Securities Communications – – 143,330 143,330 Consumer, Cyclical – 1,315,392 – 1,315,392 Consumer, Non-Cyclical – – 31,617 31,617 Energy – – 2,247,291 2,247,291 Financial – – 2,255,739 2,255,739 Technology – – 142,990 142,990 Total Private Common Equity Securities – 1,315,392 4,820,967 6,136,359 Bank Debt Communications – 121,283 – 121,283 Consumer, Cyclical – 7,224,216 – 7,224,216 Energy – 6,772,954 – 6,772,954 Total Bank Debt – 14,118,453 – 14,118,453 Real Estate Commercial – – 5,754,766 5,754,766 Total Real Estate – – 5,754,766 5,754,766 Rights and Warrants Communications – 2,427,363 – 2,427,363 Consumer Loan – – 2,477,885 2,477,885 Consumer, Non-Cyclical 642,824 – 6,065 648,889 Financial 30,470 – – 30,470 Technology – – 519 519 Total Rights and Warrants 673,294 2,427,363 2,484,469 5,585,126 Sovereign Debt Government Securities – 1,496,773 – 1,496,773 Total Sovereign Debt – 1,496,773 – 1,496,773 Trade Claims Financial – 122,716 – 122,716 Total Trade Claims – 122,716 – 122,716

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 31 2. Significant Accounting Policies (continued) Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Derivatives(1) Contracts for Differences – Long Contracts Communications – 953,146 – 953,146 Consumer, Cyclical – 92,544 – 92,544 Consumer, Non-Cyclical – 393,924 – 393,924 Financial – 9,425,229 – 9,425,229 Industrial – 2,036,008 – 2,036,008 Total Contracts for Differences – Long Contracts – 12,900,851 – 12,900,851 Contracts for Differences – Short Contracts Communications – 3,286 – 3,286 Consumer, Cyclical – 998,900 – 998,900 Consumer, Non-Cyclical – 484,254 – 484,254 Financial – 8,364 – 8,364 Total Contracts for Differences – Short Contracts – 1,494,804 – 1,494,804 Credit Default Swaps – Protection Purchased Asset-Backed Securities Index – – 94,357 94,357 Total Credit Default Swaps – Protection Purchased – – 94,357 94,357 Credit Default Swaps – Protection Sold Asset-Backed Securities – – 127 127 Total Credit Default Swaps – Protection Sold – – 127 127 Foreign Currency Forward Contracts Buy United States Dollar, Sell Hong Kong Dollar – 973,649 – 973,649 Total Foreign Currency Forward Contracts – 973,649 – 973,649 Foreign Currency Options – Purchased Hong Kong Dollar – 206,803 – 206,803 Total Foreign Currency Options – Purchased – 206,803 – 206,803 Index Futures – Short Contracts Indices 175,834 – – 175,834 Total Index Futures – Short Contracts 175,834 – – 175,834 Interest Rate Swaptions United States Dollar Libor – 2,336,283 – 2,336,283 Total Interest Rate Swaptions – 2,336,283 – 2,336,283 Total Return Swaps – Long Contracts Consumer, Non-Cyclical – 2,662,404 – 2,662,404 Energy – 1,004,218 – 1,004,218 Total Total Return Swaps – Long Contracts – 3,666,622 – 3,666,622

THIRD POINT ENHANCED LP 32 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 2. Significant Accounting Policies (continued) Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Total Return Swaps – Short Contracts Equity Swap Basket – 11,252 – 11,252 Total Total Return Swaps – Short Contracts – 11,252 – 11,252 Subtotal 1,225,276,290 280,060,684 117,654,437 1,622,991,411 Investments valued at NAV 19,400,637 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts 1,642,392,048 Liabilities Equity Securities Basic Materials 30,014,110 – – 30,014,110 Communications 9,861,264 – – 9,861,264 Consumer, Cyclical 44,000,963 – – 44,000,963 Consumer, Non-Cyclical 102,438,687 – – 102,438,687 Energy 4,317,086 – – 4,317,086 Financial 24,535,241 – – 24,535,241 Industrial 62,364,381 – – 62,364,381 Utilities 1,709,658 – – 1,709,658 Total Equity Securities 279,241,390 – – 279,241,390 Corporate Bonds Energy – 3,412,818 – 3,412,818 Total Corporate Bonds – 3,412,818 – 3,412,818 Options Consumer, Cyclical – 163,875 – 163,875 Consumer, Non-Cyclical – 861,408 – 861,408 Indices 31,405 – – 31,405 Total Options 31,405 1,025,283 – 1,056,688 Derivatives(1) Contracts for Differences – Long Contracts Consumer, Non-Cyclical – 1,533,184 – 1,533,184 Financial – 6,749 – 6,749 Total Contracts for Differences – Long Contracts – 1,539,933 – 1,539,933 Contracts for Differences – Short Contracts Communications – 446,316 – 446,316 Consumer, Cyclical – 313,934 – 313,934 Consumer, Non-Cyclical – 85,643 – 85,643 Equity Swap Basket – 1,096,703 – 1,096,703 Financial – 427,236 – 427,236 Technology – 4,928,961 – 4,928,961 Total Contracts for Differences – Short Contracts – 7,298,793 – 7,298,793

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 33 2. Significant Accounting Policies (continued) Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Credit Default Swaps – Protection Sold Asset-Backed Securities Index – – 23,943 23,943 Total Credit Default Swaps – Protection Sold – – 23,943 23,943 Foreign Currency Forward Contracts Buy United States Dollar, Sell Chinese Yuan – 228,609 – 228,609 Buy United States Dollar, Sell Hong Kong Dollar – 723,056 – 723,056 Buy United States Dollar, Sell Euro – 185,242 – 185,242 Buy United States Dollar, Sell Swiss Franc – 1,000,898 – 1,000,898 Total Foreign Currency Forward Contracts – 2,137,805 – 2,137,805 Index Futures – Short Contracts Indices 954,836 – – 954,836 Total Index Futures – Short Contracts 954,836 – – 954,836 Total Return Swaps – Long Contracts Consumer, Cyclical – 232,008 – 232,008 Consumer, Non-Cyclical – 23,533 – 23,533 Energy – 2,866,874 – 2,866,874 Total Total Return Swaps – Long Contracts – 3,122,415 – 3,122,415 Total Return Swaps – Short Contracts Communications – 920,206 – 920,206 Equity Swap Basket – 3,284,095 – 3,284,095 Total Total Return Swaps – Short Contracts – 4,204,301 – 4,204,301 Total Securities Sold, not yet Purchased and Derivative Contracts 280,227,631 22,741,348 23,943 302,992,922 (1) Derivative investments are shown gross of any offsetting permitted under U.S. GAAP.

THIRD POINT ENHANCED LP 34 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2018: Fair Value Measurements at December 31, 2018 Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Assets Investment in Securities Equity Securities Basic Materials 28,403,923 – – 28,403,923 Consumer, Cyclical 15,695,549 – – 15,695,549 Consumer, Non-Cyclical 798,787,928 – – 798,787,928 Financial 71,773,566 – – 71,773,566 Industrial 43,424,266 – – 43,424,266 Technology 46,345,170 – – 46,345,170 Total Equity Securities 1,004,430,402 – – 1,004,430,402 Asset-Backed Securities Aircraft – 1,672,968 – 1,672,968 Consumer Loan – 53,212,770 7,979,070 61,191,840 Mortgage – 133,658,724 10,132,558 143,791,282 Total Asset–Backed Securities – 188,544,462 18,111,628 206,656,090 Corporate Bonds Communications – 49,041,342 – 49,041,342 Consumer, Cyclical – 13,141,162 – 13,141,162 Consumer, Non-Cyclical – 126,696 625,943 752,639 Energy – 6,240,240 – 6,240,240 Financial – 4,244,678 49,585 4,294,263 Real Estate – – 11,756,000 11,756,000 Technology – 692,730 246,038 938,768 Utilities – 35,780,103 – 35,780,103 Total Corporate Bonds – 109,266,951 12,677,566 121,944,517 Private Preferred Equity Securities Communications – – 7,343,708 7,343,708 Consumer, Cyclical – – 785,500 785,500 Consumer, Non-Cyclical – – 13,020,675 13,020,675 Financial – – 28,314,583 28,314,583 Technology – – 57,008,527 57,008,527 Total Private Preferred Equity Securities – – 106,472,993 106,472,993

NOTES TO FINANCIAL STATEMENTS

THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 35

2. Significant Accounting Policies (continued)

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Private Common Equity Securities				
Communications	–	–	138,250	138,250
Consumer, Cyclical	–	–	1,324,436	1,324,436
Consumer, Non-Cyclical	–	–	31,239	31,239
Energy	–	15,384,899	–	15,384,899
Financial	–	–	3,349,032	3,349,032
Technology	–	–	365,503	365,503
Total Private Common Equity Securities	**–**	**15,384,899**	**5,208,460**	**20,593,359**
Municipal Bonds				
Government	–	28,707,971	499,500	29,207,471
Total Municipal Bonds	**–**	**28,707,971**	**499,500**	**29,207,471**
Bank Debt				
Communications	–	15,542,220	–	15,542,220
Consumer, Cyclical	–	5,599,864	592,167	6,192,031
Energy	–	6,091,785	–	6,091,785
Total Bank Debt	**–**	**27,233,869**	**592,167**	**27,826,036**
Real Estate				
Commercial	–	–	5,503,613	5,503,613
Total Real Estate	**–**	**–**	**5,503,613**	**5,503,613**
Sovereign Debt				
Republic of Argentina	–	–	4,424,587	4,424,587
Total Sovereign Debt	**–**	**–**	**4,424,587**	**4,424,587**
Rights And Warrants				
Consumer Loan	–	–	710,523	710,523
Consumer, Non-Cyclical	–	–	2,682	2,682
Financial	152,350	–	–	152,350
Technology	–	–	1,159	1,159
Total Rights And Warrants	**152,350**	**–**	**714,364**	**866,714**
Trade Claims				
Financial	–	190,954	–	190,954
Total Trade Claims	**–**	**190,954**	**–**	**190,954**
Derivative Contracts[1]				
Contracts For Differences – Long Contracts				
Industrial	–	144,870	–	144,870
Total Contracts For Differences – Long Contracts	**–**	**144,870**	**–**	**144,870**

THIRD POINT ENHANCED LP 36 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2018 2. Significant Accounting Policies (continued) Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Contracts for Differences – Short Contracts Communications – 60,210 – 60,210 Consumer, Cyclical – 1,848,131 – 1,848,131 Consumer, Non-Cyclical – 1,693,781 – 1,693,781 Equity Swap Basket – 763,043 – 763,043 Industrial – 1,517,062 – 1,517,062 Technology – 3,561,337 – 3,561,337 Total Contracts for Differences – Short Contracts – 9,443,564 – 9,443,564 Credit Default Swaps – Protection Purchased Asset-Backed Securities Index – – 8,593,360 8,593,360 Communications – 75,328 – 75,328 Consumer, Cyclical – 1,061,557 – 1,061,557 Total Credit Default Swaps – Protection Purchased – 1,136,885 8,593,360 9,730,245 Foreign Currency Forward Contracts Buy United States Dollar, Sell Hong Kong Dollar – 9,300 – 9,300 Buy United States Dollar, Sell Saudi Riyal – 20,041 – 20,041 Total Foreign Currency Forward Contracts – 29,341 – 29,341 Interest Rate Swaptions United States Dollar Libor – 877,863 – 877,863 Total Interest Rate Swaptions – 877,863 – 877,863 Total Return Swaps – Long Contracts Equity Swap Basket – 165,175 – 165,175 Total Total Return Swaps – Long Contracts – 165,175 – 165,175 Total Return Swaps – Short Contracts Industrial – 142,110 – 142,110 Total Total Return Swaps – Short Contracts – 142,110 – 142,110 Subtotal 1,004,582,752 381,268,914 162,798,238 1,548,649,904 Investments valued at NAV 33,519,532 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts 1,582,169,436 Liabilities Equity Securities Basic Materials 31,016,316 – – 31,016,316 Communications 39,616,769 – – 39,616,769 Consumer, Cyclical 40,205,118 – – 40,205,118 Consumer, Non-Cyclical 34,073,259 – – 34,073,259

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 37 2. Significant Accounting Policies (continued) Significant Quoted prices other Significant in active observable unobservable markets inputs inputs (Level 1) (Level 2) (Level 3) Total $ $ $ $ Equity Securities (continued) Financial 31,372,137 – – 31,372,137 Indices 53,280,972 – – 53,280,972 Industrial 86,805,428 – – 86,805,428 Technology 4,010,466 – – 4,010,466 Total Equity Securities 320,380,465 – – 320,380,465 Corporate Bonds Communications – 5,489,933 – 5,489,933 Consumer, Cyclical – 7,593,366 – 7,593,366 Consumer, Non-Cyclical – 5,289,704 – 5,289,704 Energy – 1,715,246 – 1,715,246 Financial – 3,092,411 – 3,092,411 Industrial – 4,176,315 – 4,176,315 Technology – 3,523,335 – 3,523,335 Total Corporate Bonds – 30,880,310 – 30,880,310 Options Communications – 612,879 – 612,879 Consumer, Non-Cyclical – 595,102 – 595,102 Industrial – 76,640 – 76,640 Technology – 2,687,479 – 2,687,479 Total Options – 3,972,100 – 3,972,100 Derivative Contracts(1) Contracts for Differences – Long Contracts Basic Materials – 6,044,332 – 6,044,332 Communications – 19,516 – 19,516 Industrial – 8,496,748 – 8,496,748 Utilities – 1,894,326 – 1,894,326 Total Contracts for Differences – Long Contracts – 16,454,922 – 16,454,922 Contracts for Differences – Short Contracts Communications – 289,770 – 289,770 Consumer, Cyclical – 21,554 – 21,554 Consumer, Non-Cyclical – 390,744 – 390,744 Equity Swap Basket – 612,254 – 612,254 Financial – 54,240 – 54,240 Funds – 470,378 – 470,378 Industrial – 238,122 – 238,122 Technology – 554,310 – 554,310 Total Contracts for Differences – Short Contracts – 2,631,372 – 2,631,372

THIRD POINT ENHANCED LP
38 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

For the year ended December 31, 2018

2. Significant Accounting Policies (continued)

	Quoted prices in active markets (Level 1) $	Significant other observable inputs (Level 2) $	Significant unobservable inputs (Level 3) $	Total $
Credit Default Swaps – Protection Purchased				
Asset-Backed Securities Index	–	–	8,868	8,868
Financial	–	84,034	–	84,034
Total Credit Default Swaps – Protection Purchased	**–**	**84,034**	**8,868**	**92,902**
Credit Default Swaps – Protection Sold				
Asset-Backed Securities	–	–	1,442,314	1,442,314
Communications	–	444,495	–	444,495
Total Credit Default Swaps – Protection Sold	**–**	**444,495**	**1,442,314**	**1,886,809**
Foreign Currency Forward Contracts				
Buy United States Dollar, Sell Chinese Yuan	–	6,575	–	6,575
Buy United States Dollar, Sell Hong Kong Dollar	–	844,894	–	844,894
Buy United States Dollar, Sell Swiss Franc	–	393,122	–	393,122
Total Foreign Currency Forward Contracts	**–**	**1,244,591**	**–**	**1,244,591**
Interest Rate Swaptions				
United States Dollar Libor	–	254,508	–	254,508
Total Interest Rate Swaptions	**–**	**254,508**	**–**	**254,508**
Sovereign Futures – Short Contracts				
Commodities	697,348	–	–	697,348
Total Sovereign Futures – Short Contracts	**697,348**	**–**	**–**	**697,348**
Total Return Swaps – Long Contracts				
Equity Swap Basket	–	3,988,132	–	3,988,132
Total Total Return Swaps – Long Contracts	**–**	**3,988,132**	**–**	**3,988,132**
Total Return Swaps – Short Contracts				
Communications	–	107,736	–	107,736
Equity Swap Basket	–	10,556	–	10,556
Financial	–	41,379	–	41,379
Industrial	–	73,048	–	73,048
Total Total Return Swaps – Short Contracts	**–**	**232,719**	**–**	**232,719**
Total Securities Sold, not yet Purchased and Derivative Contracts	**321,077,813**	**60,187,183**	**1,451,182**	**382,716,178**

(1) Derivative investments are shown gross of any offsetting permitted under U.S. GAAP.

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 39

2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the year ended December 31, 2019 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at January 1, 2019 $	Transfers into (out of) Level 3 $	Purchases $	Sales/ Proceeds $	Realized and net unrealized gains (losses)[1] $	Balance at December 31, 2019 $
Assets						
Asset-Backed Securities	18,111,628	5,665,314	26,706,176	(41,063,453)	(2,023,076)	7,396,589
Corporate Bonds	12,677,566	–	3,509,939	(7,526,569)	216,311	8,877,247
Private Preferred Equity Securities	106,472,993	–	10,402,772	(37,674,974)	9,025,124	88,225,915
Private Common Equity Securities	5,208,460	4,440,876	15,367,207	(1,752,912)	(18,442,664)	4,820,967
Bank Debt	592,167	–	–	(575,801)	(16,366)	–
Real Estate	5,503,613	–	4,147,655	(3,474,901)	(421,601)	5,754,766
Rights and Warrants	714,364	–	3,666,224	(1,598,488)	(297,631)	2,484,469
Sovereign Debt	4,424,587	(1,443,091)	259,006	(1,239,092)	(2,001,410)	–
Credit Default Swaps – Protection Purchased	8,593,360	–	–	(5,749,652)	(2,749,351)	94,357
Credit Default Swaps – Protection Sold	(1,442,314)	–	–	–	1,442,441	127
Municipal Bonds	499,500	–	–	(499,500)	–	–
Total Assets	**161,355,924**	**8,663,099**	**64,058,979**	**(101,155,342)**	**(15,268,223)**	**117,654,437**
Liabilities						
Credit Default Swaps – Protection Purchased	(8,868)	–	–	86,142	(77,274)	–
Credit Default Swaps – Protection Sold	–	–	–	(18,348)	(5,595)	(23,943)
Total Liabilities	**(8,868)**	**–**	**–**	**67,794**	**(82,869)**	**(23,943)**
Total change in unrealized gain on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2019						**(7,868,092)**

(1) Total realized and net unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

40 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

For the year ended December 31, 2019

2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the period from September 3, 2018 (commencement of operations) to December 31, 2018 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at September 3, 2018 $	Transfers into (out of) Level 3 $	Purchases[1] $	Sales/ Proceeds $	Realized and net unrealized gains (losses)[2] $	Balance at December 31, 2018 $
Assets						
Asset-Backed Securities	–	–	32,034,036	(11,065,493)	(2,856,915)	18,111,628
Corporate Bonds	–	–	12,519,594	–	157,972	12,677,566
Private Preferred Equity Securities	–	–	110,742,047	–	(4,269,054)	106,472,993
Private Common Equity Securities	–	–	7,801,512	–	(2,593,052)	5,208,460
Municipal Bonds	–	–	504,125	–	(4,625)	499,500
Bank Debt	–	–	592,167	–	–	592,167
Real Estate	–	–	6,664,308	(1,187,678)	26,983	5,503,613
Sovereign Debt	–	–	4,777,829	–	(353,242)	4,424,587
Rights and Warrants	–	–	925,246	–	(210,882)	714,364
Credit Default Swaps – Protection Purchased	–	–	6,834,830	–	1,758,530	8,593,360
Total Assets	–	–	**183,395,694**	**(12,253,171)**	**(8,344,285)**	**162,798,238**
Liabilities						
Credit Default Swaps – Protection Purchased	–	–	–	(25,706)	16,838	(8,868)
Credit Default Swaps – Protection Sold	–	–	–	(1,404,576)	(37,738)	(1,442,314)
Total Liabilities	–	–	–	**(1,430,282)**	**(20,900)**	**(1,451,182)**
Total unrealized loss on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2018						**(2,933,306)**

(1) This includes amounts contributed in-kind as described in Note 6.

(2) Total realized and net unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

For assets and liabilities that were transferred into Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred into Level 3 at the beginning of the year; similarly, for assets and liabilities that were transferred out of Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred out at the beginning of the year. During the year ended December 31, 2019, assets were transferred into Level 3 due to a lack of observable inputs while assets were transferred out due to additional observable inputs. During the period from September 3, 2018 (commencement of operations) to December 31, 2018, no assets were transferred into or out of Level 3.

Assets and liabilities of the Partnership fair valued using significant unobservable inputs (Level 3) include investments fair valued by the Investment Manager, previously discussed in Note 2, but are not limited to such investments.

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 41 2. Significant Accounting Policies (continued) The following table summarizes information about the significant unobservable inputs used in determining the fair value of the Level 3 assets held by the Partnership. Level 3 investments not presented in the table below generally do not have any unobservable inputs to disclose, as they are valued primarily using latest rounds of financing and third party pricing information without adjustment. Fair Value Valuation Unobservable December 31, 2019 $ Techniques Input Range Private Equity Investments 50,261,168 Market Approach Volatility 35-50% Discount 5.5-30.0% Time to exit 0.75-4 years Multiples 2.5-15.5x Real Estate 5,754,766 Discounted Cash Flow Discount 8.25-9.5% Capitalization Rate 6.75 Rights and Warrants 2,477,885 Discounted Cash Flow Volatility 50-60% Discount 11.0-13.0% Time to exit 1.25-2.75 years Multiples 1.9-2.3x Corporate Bonds 867,257 Discounted Cash Flow Discount 9.0-15.0% Multiples 12.75-14.75x Time to exit 1 year Fair Value Valuation Unobservable December 31, 2018 $ Techniques Input Range Private Equity Investments 59,325,767 Market Approach Volatility 35–50% Discount 4.0–12.0% Time to exit 0.75–4 years Multiples 6.5–21.7x Real Estate 5,227,981 Discounted Cash Flow Discount 9.5% Capitalization rate 6.75 Rights and Warrants 710,524 Discounted Cash Flow Volatility 50–60% Discount 15.0%–17.0% Time to exit 1.25–2.75 years Multiples 2.5–10x Corporate Bonds 625,943 Discounted Cash Flow Discount 10.0%–12.0% Time to exit 1–2 years ASU 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, was issued in August 2018 and is effective for all entities for fiscal years beginning after December 15, 2019 and for interim periods within those fiscal years, but entities are permitted to early adopt either the entire standard or only the provisions that eliminate or modify the requirements. For the year ended December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018, the Partnership has chosen to not yet adopt the standard which primarily enhances, eliminates, or modifies the amount of disclosure associated with level 3 portfolio investments, including adding the requirement to disclose the weighted average range used to develop significant unobservable inputs and how the weighted average was calculated. The Partnership is currently evaluating the implications of ASU 2018-13 and its impact on the financial statements.

THIRD POINT ENHANCED LP 42 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 3. Administration Fee The Partnership has entered into an administrative services agreement with the Administrator. In accordance with the terms of this agreement, the Administrator provides certain specified fund accounting and administration, trade support and transfer agent services. For the year ended December 31, 2019, the Administrator received a fee of $897,568 (2018: $413,488). 4. Due from/to Brokers The Partnership holds substantially all of its investments through its prime brokers (Goldman Sachs, JPMorgan, Citi, UBS, Bank of America Merrill Lynch, Barclays, Morgan Stanley and Credit Suisse) pursuant to various agreements between the Partnership and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities balances are available as collateral against securities sold, not yet purchased and derivative positions, if required. As of December 31, 2019 and December 31, 2018, the Partnership’s due from/to brokers were comprised of the following. As of December 31, 2019 As of December 31, 2018 Due from Brokers $$ Cash held at brokers 144,393,247 310,980,369 Receivable from unsettled trades 18,288,978 64,488,615 Total due from brokers 162,682,225 375,468,984 Due to Brokers Borrowing from prime brokers 414,334,734 79,465,027 Payable from unsettled trades 12,277,485 27,650,566 Total due to brokers 426,612,219 107,115,593 Margin debt balances were collateralized by cash held by the broker and certain of the Partnership’s securities. Margin interest was paid either at the daily broker call rate or based on LIBOR. Due from/to brokers include cash balances maintained with the Partnership’s prime brokers, receivables and payables from unsettled trades and proceeds from securities sold, not yet purchased. In addition, due from/to brokers includes cash collateral received and posted from OTC and repurchase agreement counterparties. Such cash collateral amounts may be restricted to use. At December 31, 2019, the Partnership’s due to brokers includes a total non-U.S. currency balance of $64,991,174 (2018: $34,623,762). 5. Allocation of Net Income or Net Loss In accordance with the provisions of the Agreement, net income or net loss of the Partnership is allocated to the general capital account of each partner in proportion to their respective general capital accounts. The liability of a limited partner is limited to the amount of capital contributions made by such limited partner. Net income or net loss is allocated each fiscal period, as defined in the Agreement, or at other times during the fiscal year when the General Partner permits capital contributions and withdrawals. A partner’s percentage ownership of the Partnership will increase whenever another partner withdraws capital and will decrease when another partner contributes capital. At all times, the General Partner maintains its capital account at a level equal to at least 10% of the aggregate of all Partners’ capital accounts. Therefore, the allocation of net income and net loss may vary among partners based upon the timing of capital transactions throughout the period.

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 43 5. Allocation of Net Income or Net Loss (continued) The Partnership may invest, directly or indirectly, in equity securities in initial public offerings deemed “new issues” under Rule 5130 of the Financial Industry Regulatory Authority (“FINRA”) Consolidated Rulebook. “New issues” are defined as any initial public offering of an equity, regardless of whether such security is trading at a premium in the secondary market. FINRA members generally may not sell “new issues” to an account, in which certain persons or entities designated as restricted persons have beneficial interest. Gains and losses from “new issues” are allocated primarily to those partners who are deemed to be unrestricted by the General Partner and up to 10% can be allocated to restricted partners. The General Partner receives an incentive allocation equal to 20% of the net profit allocated to each limited partner, as defined in the Agreement (the “Full Incentive Allocation”). The General Partner, in its sole discretion, may elect to reduce, waive or calculate differently the Full Incentive Allocation of any limited partners. For the year ended December 31, 2019, the General Partner recorded an incentive allocation of $2,380,674 (2018: $0). Unless waived by the General Partner, withdrawals are permitted as of any calendar month end or at certain intra-month withdrawal dates in accordance with the Agreement. 6. Related Party Transactions On July 31, 2018, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. (the “Companies”), both related parties of the Investment Manager, agreed to transfer legal title of all of their assets and liabilities other than certain Collateral Assets (the “Net Investment Assets”) to the Partnership as of September 3, 2018 in exchange for proportionate interests in the Partnership. On September 3, 2018, the Partnership received $1,405,884,680 of subscriptions, of which $1,367,306,953 were in- kind subscriptions of Net Investment Assets, from Third Point Reinsurance Company Ltd. and $223,965,096 of subscriptions, of which $219,782,946 were in-kind subscriptions of Net Investment Assets, from Third Point Reinsurance (USA) Ltd. Additionally, incentive allocation accruals of $2,488,612 for Third Point Reinsurance Company Ltd. and $916,794 for Third Point Reinsurance (USA) Ltd. were transferred as part of the transaction. Effective September 3, 2018, incentive allocation of $3,405,406 related to the Companies was provisionally allocated to the General Partner. Due to the fact that the Partnership recorded a loss for the remainder of the year, this incentive allocation was reversed as of December 31, 2018.

THIRD POINT ENHANCED LP 44 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 6. Related Party Transactions (continued) The table below summarizes the non-cash transfers that are included as adjustments to the Statement of Cash Flows for the period from September 3, 2018 (commencement of operations) to December 31, 2018 as a result of in-kind subscriptions from the Companies: Transfer Amount Operating activities $ Purchases of investment securities (2,856,324,472) Proceeds from short sales of investment securities 358,379,864 Purchases of affiliated investment funds (8,201,531) Purchases of derivatives (5,788,373) Increase in due from brokers (323,625,620) Decrease in interest and dividends receivable (6,660,451) Increase in Participation Agreement (23,149,487) Increase in other assets (92,592) Decrease in due to brokers 1,273,019,659 Decrease in interest and dividends payable 2,705,996 Decrease in accrued expenses 2,647,108 Total adjustments to cash flows from operating activities (1,587,089,899) Financing activities Capital subscriptions in-kind 1,587,089,899 On August 30, 2018, the Companies entered into a Participation Agreement (the “Participation Agreement”) with the Partnership pursuant to which the Companies granted to the Partnership all of the rights, benefits, liabilities, duties and obligations of all Net Investment Assets that had not yet been transferred to the Partnership pursuant to their respective subscription agreements as of the effective date. For the Net Investment Assets that were not transferred on September 3, 2018, the Companies received limited partnership interests in exchange for transferring the rights, benefits, liabilities, duties and obligations for those Net Investment Assets under the Participation Agreement. At December 31, 2018, the Companies were obligated to transfer the remaining $5,048,191 of remaining receivable of Net Investment Assets not yet transferred, which were reflected in the Participation Agreement with related party in the Statements of Financial Condition. During June of 2019, the Companies transferred the Net Investment Assets to the Partnership. For the year ended December 31, 2019, the Partnership recorded income of $2,610 (2018: expense of $2,751,786) associated with the fluctuations in Net Investment Assets subject to the Participation Agreement in the Statements of Operations. As of December 31, 2019, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd had capital balances in the Partnership of $837,472,367 and $23,158,356, respectively (2018: $1,190,205,548 and $93,797,958). Pursuant to the investment management agreement, the Partnership pays the Investment Manager a management fee equal to 1.25% per annum of the Partnership’s aggregate net assets, before accrued incentive allocation, multiplied by an exposure multiplier. The exposure multiplier is computed by dividing the average of the daily investment exposure leverage of the Partnership by the average of the daily investment exposure leverage of Third Point Offshore Master Fund L.P., which is also managed by

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 45 6. Related Party Transactions (continued) the Investment Manager. The Investment Manager, in its sole discretion, may elect to reduce, waive, or calculate differently the management fee with respect to partners, members, employees, affiliates or other related investors of the Investment Manager of the General Partner. For the year ended December 31, 2019, the management fee was $17,174,368 (2018: $10,781,967), of which $256,335 (2018:$181,966) was payable at December 31, 2019. As set forth in the Agreement, certain fees including closing, directors’, or break-up fees paid to the Investment Manager or its affiliates as a result of the Partnership’s investments will be treated as an offset against the Partnership’s management fee. For the year ended December 31, 2019, $90,166 (2018: $3,813) of directors’ fees were treated as an offset against the management fee. As of December 31, 2019, the Partnership had a balance of $1,708 (2018: $0) due to the Investment Manager. In accordance with the Agreement, this amount is related to professional, research, and other fees paid by the Investment Manager on behalf of the Partnership and is included in accrued expenses in the Statements of Financial Condition. For the year ended December 31, 2019, the Investment Manager paid $154,139 (2018: $682,104) of expenses on behalf of the Partnership, which are included in administrative and professional fees, research fees, and other expenses in the Statements of Operations. The amounts are non-interest bearing and have been reimbursed by the Partnership through distributions of current income and disposition proceeds. The Partnership has entered into a limited partnership agreement, as a limited partner, with TP Lux HoldCo LP (“Cayman HoldCo”), an affiliate of the Investment Manager. Cayman HoldCo was organized as a limited partnership under the laws of the Cayman Islands and will invest and hold debt and equity interests in TP Lux HoldCo S.a.r.l, a Luxembourg private limited liability company (“LuxCo”), also an affiliate of the Investment Manager. LuxCo was established under the laws of the Grand-Duchy of Luxembourg and its principle objective is to act as a collective investment vehicle through which purchases of certain European debt and equity investments will be pooled. Certain debt and equity instruments will be purchased by LuxCo and will be financed through the issuance of the debt and equity instruments purchased by Cayman HoldCo. As of December 31, 2019, the estimated fair value of the investment in the limited partnership was $186,430 (2018: $237,020). The Partnership did not receive distributions from Cayman Holdco and did not realize any gains during the year ended December 31, 2019 due to the disposition of underlying investments. The Partnership’s pro rata interest in the investments of LuxCo and the related income and expense are reflected accordingly in the Statements of Financial Condition, the underlying Condensed Schedules of Investments and the Statements of Operations. The valuation policy with respect to these investments is the same as the Partnership’s valuation policy as described in Note 2. The Partnership invests in Cayman HoldCo alongside other affiliated entities. The Partnership holds an equity interest in TP Trading II LLC which is an affiliate of the Investment Manager. In 2018, the Partnership held an equity investment in Cloudbreak II US LLC which was also an affiliate of the Investment Manager. The Partnership invests in TP Trading II LLC and Cloudbreak II US LLC alongside other investment funds managed by the Investment Manager. TP Trading II LLC holds an equity investment of $2,243,773 in a private health care company (2018: $3,368,284 of investment in a fund and $2,962,392 of an equity investment in a private health care company) and at December 31, 2018, Cloudbreak II US LLC held $1,655,438 of the Partnership’s asset-backed security investments which are included in investments in securities, at fair value in the Statements of Financial Condition. The Partnership’s pro rata interest in the underlying investments are registered in the name of TP Trading II LLC. Losses of $780,575 (2018: $873,211) related to TP Trading II LLC and Cloudbreak II US LLC are reflected in the Statements of Operations. The valuation policy with respect to this investment is further described in Note 2.

THIRD POINT ENHANCED LP 46 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 6. Related Party Transactions (continued) The Partnership holds an equity interest in Cloudbreak Aggregator LP, which is an affiliate of the Investment Manager. The Company invests in the Cloudbreak Aggregator LP alongside other investment funds managed by the Investment Manager. The primary purpose of this entity is to invest in Far Point LLC, the sponsor of Far Point Acquisition Corporation (“FPAC”). FPAC is a New York Stock Exchange listed special acquisition corporation. As of December 31, 2019 Cloudbreak Aggregator LP held $5,759,911 (2018: $4,484,119) of the Partnership’s investment funds, which are included in investments in securities, at fair value in the Statements of Financial Condition. $2,490,361 of gains (2018: $35,483 of losses) relating to Cloudbreak Aggregator LP are reflected in the Statements of Operations. The valuation policy with respect to this investment is further described in Note 2. Cloudbreak Aggregator LP committed to purchase shares of the FPAC Class A common stock for $9.50 per share in a private placement that will close simultaneously with the closing of the FPAC’s Initial Business Combination (the “Back Stop”). The Back Stop shares to be purchased will be a number of shares equal to (A) the excess of the number of shares of Class A common stock that are redeemed from holders in connection with the FPAC’s Initial Business Combination over 20,000,000, multiplied by (B) a fraction, the numerator of which is $10.00 and the denominator of which is $9.50. The Partnership’s maximum Back Stop commitment amount is $49,672,625 (2018: $54,992,375). The Partnership’s maximum exposure to loss as a result of its involvement with this investment is limited to the carrying value of the investment and the commitment. The Partnership holds equity interests in Venture Two Holdings LLC, Venture Three Holdings LLC, and Venture Four Holdings LLC and sold out of equity interests in Venture Five Holdings LLC and Ventures Six Holdings LLC (collectively, the “Ventures entities”), which are affiliates of the Investment Manager. The Partnership invested in the Ventures entities alongside other investment funds managed by the Investment Manager. The primary purpose of these entities is to make investments in direct commercial real estate, real estate debt and a publicly traded telecommunications company. As of December 31, 2019, the Ventures entities held $5,754,766 (2018: $13,775,443) of the Partnership’s investments. Gains of $132,077 (2018: losses of $6,049,233) related to the Ventures Entities were included in the Statements of Operations. The valuation policy with respect to these investments is further described in Note 2. Third Point Loan LLC (“Loan LLC”) and Third Point Ventures LLC (“Ventures LLC”), (collectively, the “Nominees”), serve as nominees of the Partnership and other affiliated investment management clients of the Investment Manager for certain debt and private securities. The Nominees have appointed the Investment Manager as their true and lawful agent and attorney. At December 31, 2019, Loan LLC held $59,813,861 (2018: $99,306,494) and Ventures LLC held $75,336,823 (2018: $77,934,458) of the Partnership’s investments which are included in investments in securities in the Statements of Financial Condition. The Partnership’s pro rata interest in the underlying investments registered in the name of the Nominees and the related income and expense are reflected in the Statements of Financial Condition, Condensed Schedule of Investments and the Statements of Operations. The valuation policy with respect to investments held by the Nominees is the same as the Partnership’s valuation policy as described in Note 2. The Partnership holds an equity and debt investment in TP DR Holdings LLC (“TP DR”), which is an affiliate of the Investment Manager. In December 2016, TP DR was formed as a limited liability company under the laws of the Cayman Islands to invest and own 100% equity interest in DCA Holdings Six Ltd. and its wholly owned subsidiary group. TP DR’s principal objective is to own, develop and manage properties in the Dominican Republic. The Partnership is invested in TP DR alongside other investment funds managed by the Investment Manager and third-party investors. The estimated fair value of the Partnership’s investment in TP DR as of December 31, 2019 was $11,389,135 (2018: $17,052,317),

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 47 6. Related Party Transactions (continued) corresponding to $3,752,673 of equity (2018: $5,296,317) and $7,636,462, of debt (2018: $11,756,000). Gains of $1,445,935 (2018: Losses of $1,147,214) related to TP DR were included in the Statements of Operations. The valuation policy with respect to this investment is further described in Note 2. The Partnership is a limited partner in Third Point Hellenic Recovery U.S. Feeder Fund, L.P. (the “Hellenic Fund”), which is an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands and invests in and holds debt and equity interests in Greek and Cypriot companies. The Partnership’s interest in the Hellenic Fund is highly illiquid due to the nature of underlying investments. The Partnership committed $12,970,440 to the Hellenic Fund (2018: $17,380,928), of which $15,584 was called and $1,337,753 was distributed (2018 $0) during the year ended December 31, 2019. Any distributions received by the Partnership during the year would have been treated as a return of capital and included in net unrealized loss on affiliated investment funds and foreign currency translations in the Statements of Operations. During the year ended December 31, 2019, the Partnership recorded $3,801,644 of income (2018: $1,009,525) related to its investment in the Hellenic Fund which is reflected in the Statements of Operations. As of December 31, 2019, the Partnership’s remaining unfunded commitment to the Hellenic Fund was $3,845,381 (2018: $5,173,853). As of December 31, 2019, the estimated fair value of the investment in the Hellenic Fund was $8,470,792 (2018: $8,950,227). The valuation policy with respect to this investment in a limited partnership is further described in Note 2. 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk In the normal course of its business, the Partnership trades various financial instruments and engages in various investment activities with off-balance sheet risk. These financial instruments include securities sold, not yet purchased, forwards, futures, options, swaptions, swaps and contracts for differences. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the fair values of the securities underlying the financial instruments or fluctuations in interest rates and index values may exceed the amounts recognized in the Statements of Financial Condition. Securities sold, not yet purchased are recorded as liabilities in the Statements of Financial Condition and have market risk to the extent that the Partnership, in satisfying its obligations, may have to purchase securities at a higher value than that recorded in the Statements of Financial Condition. The Partnership’s investments in securities and amounts due from brokers are partially restricted until the Partnership satisfies the obligation to deliver securities sold, not yet purchased. Forward and future contracts are a commitment to purchase or sell financial instruments, currencies or commodities at a future date at a negotiated rate. Forward and future contracts expose the Partnership to market risks to the extent that adverse changes occur to the underlying financial instruments such as currency rates or equity index fluctuations. Option contracts give the purchaser the right but not the obligation to purchase or sell to the option writer financial instruments, or currencies within a defined time period for a specified price. The premium received by the Partnership upon writing an option contract is recorded as a liability, marked to market on a daily basis and is included in securities sold, not yet purchased in the Statements of Financial Condition. In writing an option, the Partnership bears the market risk of an unfavorable change in the financial instrument underlying the written option. Exercise of an option written by the Partnership could result in the Partnership selling or buying a financial instrument at a price different from the current fair value.

THIRD POINT ENHANCED LP 48 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued) In the normal course of trading activities, the Partnership trades and holds certain fair value derivative contracts, such as written options, which constitute guarantees. The maximum payout for written put options is limited to the number of contracts written and the related strike prices and the maximum payout for written call options is contingent upon the market price of the underlying security at the date of a payout event. At December 31, 2019, the portfolio had a maximum payout amount of $195,377,895 (2018: $19,283,340) relating to written put equity option contracts with expiration dates between 1 and 3 months from the Statements of Financial Condition date. The maximum payout amount could be offset by the subsequent sale, if any, of assets obtained via the settlement of a payout event. The fair value of these written put equity and index options as of December 31, 2019 is $394,325 (2018: $2,916,123) and is included in securities sold, not yet purchased in the Statements of Financial Condition. Refer to Note 8 for additional disclosures regarding the Partnership’s collateral policy. Swaption contracts give the Partnership the right, but not the obligation, to enter into a specified interest rate swap within a specified period of time. The Partnership’s market and counterparty credit risk is limited to the premium paid to enter into the swaption contract and fair value. Total return and total return basket swaps, contracts for differences, index swaps, and interest rate swaps involve the exchange of cash flows between the Partnership and counterparties based on the change in market value of a particular equity, index, or interest rate on a specified notional holding. The use of these contracts exposes the Partnership to market risks equivalent to actually holding securities of the notional value but typically involve little capital commitment relative to the exposure achieved. The gains or losses of the Partnership may therefore be magnified on the capital commitment. Credit default swaps protect the buyer against the loss of principal on one or more underlying bonds, loans, or mortgages in the event the issuer suffers a credit event. Typical credit events include failure to pay or restructuring of obligations, bankruptcy, dissolution or insolvency of the underlying issuer. The buyer of the protection pays an initial and/or a periodic premium to the seller and receives protection for the period of the contract. If there is no credit event, as defined in the contract, the buyer receives no payments from the seller. If there is a credit event, the buyer receives a payment from the seller of protection as calculated by the contract between the two parties. The Partnership may also enter into index and/or basket credit default swaps where the credit derivative may reference a basket of single-name credit default swaps or a broad-based index. Generally, in the event of a default on one of the underlying names, the buyer will receive a pro-rata portion of the total notional amount of the credit default index or basket contract from the seller. When the Partnership purchases single-name, index and basket credit default swaps, the Partnership is exposed to counterparty nonperformance. Upon selling credit default swap protection, the Partnership may expose itself to the risk of loss from related credit events specified in the contract. Credit spreads of the underlying together with the period of expiration is indicative of the likelihood of a credit event under the credit default swap contract and the Partnership’s risk of loss. Higher credit spreads and shorter expiration dates are indicative of a higher likelihood of a credit event resulting in the Partnership’s payment to the buyer of protection. Lower credit spreads and longer expiration dates would indicate the opposite and lowers the likelihood the Partnership needs to pay the buyer of protection. At December 31, 2019, there was no cash collateral received specifically related to written credit default swaps as collateral is based on the net exposure associated with all derivative instruments subject to applicable netting agreements with counterparties

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 49

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued)

and may not be specific to any individual derivative contract. The following table sets forth certain information related to the Partnership's written credit derivatives as of December 31, 2019 and December 31, 2018.

2019	**Maximum Payout/ Notional Amount (by period of expiration)**			**Fair Value of Written Credit Derivatives[1]**		
Credit Spreads on underlying (basis points)	**0-5 years $**	**5 years or Greater Expiring Through 2047 $**	**Total Written Credit Default Swaps $**	**Asset $**	**Liability $**	**Net Asset/ (Liability) $**
Single name (0-250)	–	2,065,997	2,065,997	127	23,943	(23,816)

(1) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

2018	**Maximum Payout/ Notional Amount (by period of expiration)**			**Fair Value of Written Credit Derivatives[2]**		
Credit Spreads on underlying (basis points)	**0-5 years $**	**5 years or Greater Expiring Through 2047 $**	**Total Written Credit Default Swaps[1] $**	**Asset $**	**Liability $**	**Net Asset/ (Liability) $**
Single name (0-250)	2,012,495	2,033,460	4,045,955	–	1,886,809	(1,886,809)

(1) As of December 31, 2018, the Partnership did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.

(2) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

In addition to off-balance sheet risks related to specific financial instruments, the Partnership may be subject to concentration of credit risk with particular counterparties. Substantially all securities transactions of the Partnership are cleared by several major securities firms. The Partnership had substantially all such individual counterparty concentration with these brokers or their affiliates as of December 31, 2019. However, the Partnership reduces its credit risk with counterparties by entering into master netting agreements.

The Partnership's maximum exposure to credit risk associated with counterparty nonperformance on derivative contracts is limited to the market value by counterparty inherent in such contracts which are recognized in the Statements of Financial Condition. At December 31, 2019, the Partnership's maximum counterparty credit risk exposure was $21,860,582 (2018: $20,533,168).

8. Derivative Contracts

The Partnership enters into derivative contracts to manage credit risk, interest rate risk, currency exchange risk, and other exposure risks. The Partnership uses derivatives in connection with its risk-management activities to hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allows for an efficient means in which to trade certain asset classes. The derivatives that the Partnership invests in are primarily swaps, forwards, options, futures, swaptions and contracts for differences. Typically, derivatives serve as a component of the Partnership's investment strategy and are utilized primarily to structure the portfolio, or individual investments, to economically match the investment objective of the Partnership. Fair values of derivatives are determined by using quoted market prices and counterparty quotes when available; otherwise fair values are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of underlying financial instruments.

50 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

For the year ended December 31, 2019

8. Derivative Contracts (continued)

The following tables identifies the volume and fair value amounts of derivative instruments included in derivative contracts in the Statements of Financial Condition, categorized by primary underlying risk, as of December 31, 2019 and December 31, 2018. Balances are presented on a gross basis, prior to the application of the impact of counterparty netting.

	As of December 31, 2019		
	Listing currency[1]	Fair Value[2] $	Notional Amounts[3] $
Derivative Assets by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Purchased	USD	94,357	1,216,423
Credit Default Swaps – Protection Sold	USD	127	1,953,045
Equity Price			
Contracts for Differences – Long Contracts	EUR, GBP, USD	12,900,851	214,307,495
Contracts for Differences – Short Contracts	AUD, EUR, GBP, HKD, SEK, USD	1,494,804	38,249,069
Total Return Swaps – Long Contracts	USD	3,666,622	36,454,698
Total Return Swaps – Short Contracts	USD	11,252	–
Rights and Warrants	USD	5,585,126	12,976,110
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	HKD	973,649	1,779,923
Foreign Currency Options – Purchased	HKD	206,803	465,753,296
Index			
Index Futures – Short Contracts	EUR	175,834	21,123,237
Interest Rates			
Interest Rate Swaptions	USD	2,336,283	115,971,145
Total Derivative Assets		**27,445,708**	**909,784,441**
Derivative Liabilities by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Sold	USD	23,943	112,932
Equity Price			
Contracts for Differences – Long Contracts	EUR, GBP	1,539,933	73,996,216
Contracts for Differences – Short Contracts	AUD, GBP, HKD, JPY, USD	7,298,793	91,497,878
Total Return Swaps – Long Contracts	USD, JPY	3,122,415	69,931,855
Total Return Swaps – Short Contracts	GBP, JPY, USD	4,204,301	156,263,564
Option Contracts – Sold	EUR, USD	1,025,283	59,561,295
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	CHF, CNH, EUR, HKD	2,137,805	195,339,248
Index			
Index Futures – Short Contracts	JPY, USD	954,836	111,477,232
Option Contracts – Sold	USD	31,405	172,156,500
Total Derivative Liabilities		**20,338,714**	**930,336,720**

(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, GBP = British Pound, HKD = Hong Kong Dollar, JPY = Japanese Yen, SEK = Swedish Krona, USD = US Dollar

(2) The fair value presented above includes the fair value of derivative contracts as well as option contract liabilities of approximately $1.0 million included in securities sold, not yet purchased, at fair value in the Statements of Financial Condition and rights and warrants of approximately $5.6 million included in investments in securities at fair value in the Statements of Financial Condition.

(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2019, which is representative of the volume of derivatives held during the year.

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 51

8. Derivative Contracts (continued)

	As of December 31, 2018		
	Listing currency[1]	Fair Value[2] $	Notional Amounts[3] $
Derivative Assets by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Purchased	USD	9,730,245	58,274,257
Equity Price			
Contracts for Differences – Long Contracts	EUR	144,870	6,539,124
Contracts for Differences – Short Contracts	CHF, EUR, JPY, SEK, USD	9,443,564	99,070,053
Total Return Swaps – Long Contracts	USD	165,175	46,025,888
Total Return Swaps – Short Contracts	JPY	142,110	1,353,615
Rights and Warrants	USD	866,714	2,466,398
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	HKD, SAR	29,341	137,914,290
Interest Rates			
Interest Rate Swaptions	USD	877,863	471,551,863
Total Derivative Assets		**21,399,882**	**823,195,488**
Derivative Liabilities by Primary Underlying Risk			
Credit			
Credit Default Swaps – Protection Purchased	USD	92,902	4,817,144
Credit Default Swaps – Protection Sold	USD	1,886,809	4,045,955
Equity Price			
Contracts for Differences – Long Contracts	EUR, USD	16,454,922	72,681,301
Contracts for Differences – Short Contracts	AUD, CHF, EUR, JPY, USD	2,631,372	86,819,475
Total Return Swaps – Long Contracts	USD	3,988,132	163,127,467
Total Return Swaps – Short Contracts	AUD, JPY, USD	232,719	9,909,983
Option contracts – Sold	EUR/USD	3,972,100	42,458,890
Foreign Currency Exchange Rates			
Foreign Currency Forward Contracts	CHF, CNH, HKD	1,244,591	378,337,857
Interest Rates			
Interest Rate Swaptions	USD	254,508	470,928,508
Sovereign Futures – Short Contracts	USD	697,348	19,469,201
Total Derivative Liabilities		**31,455,403**	**1,252,595,781**

(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, HKD = Hong Kong Dollar, JPY = Japanese Yen, SEK = Swedish Krona, SAR = Saudi Arabian Riyal, USD = US Dollar

(2) The fair value presented above includes the fair value of derivative contracts as well as option contract liabilities of approximately $3.97 million included in securities sold, not yet purchased, at fair value in the Statement of Financial Condition and rights and warrants of approximately $0.9 million included in investments in securities at fair value in the Statements of Financial Condition.

(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2018, which is representative of the volume of derivatives held during the period.

THIRD POINT ENHANCED LP 52 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 8. Derivative Contracts (continued) The following table sets forth by major risk type the Partnership realized and unrealized gains/(losses) related to trading activities for the year ended December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018. These realized and unrealized gains/(losses) are included in the net realized and net unrealized gain/loss from securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations. 2019 2019 2018 2018 Realized Net Change in Unrealized Realized Net Unrealized Gain/ Gain/ Gain/ Gain/ (Loss) (Loss) (Loss) (Loss) $ $ $ $ Primary Underlying Risk Commodity Price Commodity Futures – Long Contracts (375,516) – – – Commodity Futures – Short Contracts 476,266 – – – Option contracts – Purchased – – (7,184,533) – Credit Credit Default Swaps – Protection Purchased (775,321) (4,221,636) (1,670,827) 4,226,680 Credit Default Swaps – Protection Sold (536,754) 1,076,348 113,835 (324,580) Equity Price Contracts for Differences – Long Contracts 15,157,194 27,670,968 (24,863,700) (16,310,052) Contracts for Differences – Short Contracts (39,264,050) (12,616,181) 13,336,879 6,812,192 Total Return Swaps – Long Contracts 39,054,520 4,367,165 (4,263,910) (3,822,957) Total Return Swaps – Short Contracts (6,286,867) (4,102,441) 4,760,144 (90,609) Rights and Warrants (986,008) 127,245 – (475,694) Option Contracts – Purchased (4,090,131) – 574,089 – Option Contracts – Sold 8,998,476 968,195 (6,996,853) (95,209) Index Index Futures – Long Contracts (85,218) – – – Index Futures – Short Contracts (7,966,354) (779,000) – – Option contracts – Purchased (13,163,588) – 5,526,225 – Option contracts – Sold 4,260,352 303,750 (806,977) – Interest Rates Interest Rate Swaptions (548,459) 130,886 – 591,783 Sovereign Futures – Long Contracts – – 86,383 – Sovereign Futures – Short Contracts (2,575,852) 697,348 962,152 (697,348) Foreign Currency Exchange Rates Foreign Currency Forward Contracts 2,433,853 51,094 2,460,136 (1,215,250) Foreign Currency Options – Purchased 916,705 (584,970) – – Total (5,356,752) 13,088,771 (17,966,957) 11,401,044

THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2019 53 8. Derivative Contracts (continued) The Partnership’s derivative contracts are generally subject to the International Swaps and Derivatives Association (“ISDA”) Master Agreements or other similar agreements which contain provisions setting forth events of default and/or termination events (“credit-risk-related contingent features”), including but not limited to provisions setting forth maximum permissible declines in the Partnership’s net asset value. Upon the occurrence of a termination event with respect to an ISDA Agreement, the Partnership’s counterparty could elect to terminate the derivative contracts governed by such agreement, resulting in the realization of any net gains or losses with respect to such derivative contracts and the return of collateral held by such party. During the year ended December 31, 2019, no termination events were triggered under the ISDA Master Agreements. As of December 31, 2019, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position is $10,169,533 (2018: $16,150,419), for which the Partnership has posted $92,480,000 of collateral (2018: $83,676,800) in the normal course of business. Similarly the Partnership obtains/provides collateral from/to various counterparties for OTC derivative contracts in accordance with bilateral collateral agreements. Similarly, the Partnership held collateral of $44,040 in the form of cash from certain counterparties as of December 31, 2019 (2018: $1,170,000). If the credit-risk related contingent features underlying these instruments had been triggered as of December 31, 2019 and the Partnership had to settle these instruments immediately, no additional amounts would be required to be posted by the Partnership since the aggregate fair value of the required collateral posted exceeded the settlement amounts of open derivative contracts or in the case of cross margining relationships, the assets in the Partnership’s prime brokerage accounts are sufficient to offset derivative liabilities. The Partnership’s derivatives do not qualify as hedges for financial reporting purposes and are recorded in the Statements of Financial Condition on a gross basis and not offset against any collateral pledged or received. Pursuant to the ISDA master agreements, securities lending agreements, repurchase agreements and other counterparty agreements, the Partnership and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements, repurchase agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non-defaulting party generally has the right to set off against payments owed to the defaulting party or collateral held by the non-defaulting party.

THIRD POINT ENHANCED LP
54 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

For the year ended December 31, 2019

8. Derivative Contracts (continued)

The Partnership has elected not to offset derivative assets against liabilities subject to master netting agreements nor does it offset collateral amounts received or pledged against the fair values of the related derivative instruments. Accordingly, the Partnership presents all derivative and collateral amounts in the Statements of Financial Condition on a gross basis. As of December 31, 2019 and December 31, 2018, the gross and net amounts of derivative instruments, repurchase agreements and the cash collateral applicable to derivative instruments were as follows:

2019 Financial Assets, Derivative Assets and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Assets Presented in the Statement of Financial Condition $	Financial Instruments $	Cash Collateral Received $	Net Amount $
Counterparty 1	44,680	30,282	14,398	–
Counterparty 2	4,371,747	702,070	3,669,677	–
Counterparty 3	1,810,246	1,810,246	–	–
Counterparty 4	2,382,154	2,382,154	–	–
Counterparty 5	5,787,704	2,581,840	1,512,765	1,693,099
Counterparty 6	5,131,913	299,046	1,092,861	3,740,006
Counterparty 8	2,267,564	2,267,564	–	–
Counterparty 9	64,574	64,574	–	–
Total	**21,860,582**	**10,137,776**	**6,289,701**	**5,433,105**

2019 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty:

Derivative Contracts	Gross Amounts of Liabilities Presented in the Statement of Financial Condition(1) $	Financial Instruments $	Cash Collateral Pledged $	Net Amount $
Counterparty 1	30,282	30,282	–	–
Counterparty 2	702,070	702,070	–	–
Counterparty 3	7,986,070	1,810,246	6,175,824	–
Counterparty 4	2,631,326	2,382,154	249,172	–
Counterparty 5	2,581,840	2,581,840	–	–
Counterparty 6	299,046	299,046	–	–
Counterparty 8	4,651,167	2,267,564	2,383,603	–
Counterparty 9	1,425,508	64,574	1,360,934	–
Total	**20,307,309**	**10,137,776**	**10,169,533**	**–**
Loaned Securities				
Counterparty 10	659,575	659,575	–	–
Total	**659,575**	**659,575**	**–**	**–**

(1) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $1.0 million included in Securities Sold, not yet Purchased in the Statements of Financial Condition.

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2019 55

8. Derivative Contracts (continued)

2018 Financial Assets, Derivative Assets and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Assets Presented in the Statement of Financial Condition $	Financial Instruments $	Cash Collateral Received $	Net Amount $
Counterparty 1	663,201	–	470,000	193,201
Counterparty 2	2,742,899	2,742,899	–	–
Counterparty 3	4,560,351	1,484,121	–	3,076,230
Counterparty 4	3,921,144	3,921,144	–	–
Counterparty 5	5,183,798	5,183,798	–	–
Counterparty 6	1,827,099	338,346	–	1,488,753
Counterparty 8	1,443,322	1,443,322	–	–
Counterparty 9	191,354	191,354	–	–
Total	**20,533,168**	**15,304,984**	**470,000**	**4,758,184**

2018 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty:

Derivative Contracts	Gross Amounts of Liabilities Presented in the Statement of Financial Condition[1] $	Financial Instruments $	Cash Collateral Pledged $	Net Amount $
Counterparty 2	5,999,694	2,742,899	3,256,795	–
Counterparty 3	1,484,121	1,484,121	–	–
Counterparty 4	4,705,716	3,921,144	784,572	–
Counterparty 5	9,434,528	5,183,798	4,250,730	–
Counterparty 6	338,346	338,346	–	–
Counterparty 8	2,969,152	1,443,322	–	1,525,830
Counterparty 9	6,523,846	191,354	6,332,492	–
Total	**31,455,403**	**15,304,984**	**14,624,589**	**1,525,830**
Loaned Securities				
Counterparty 3	10,556,800	10,556,800	–	–
Total	**10,556,800**	**10,556,800**	**–**	**–**

(1) The *Gross Amounts of Liabilities Presented in the Statement of Financial Condition* presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $3.97 million included in Securities Sold, not yet Purchased in the Statement of Financial Condition.

9. Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of indemnifications and warranties. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. Thus, no amounts have been accrued related to such indemnifications. The Partnership also indemnifies the General Partner, the Investment Manager and employees from and against any loss or expense, including, without limitation any judgment, settlement,

THIRD POINT ENHANCED LP 56 FINANCIAL STATEMENTS 2019 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2019 9. Indemnifications (continued) legal fees and other costs. Any expenses related to these indemnifications would be reflected in administrative and professional fees in the Statements of Operations. The Partnership did not incur any expenses related to indemnifications for the year ended December 31, 2019 or for the period from September 3, 2018 (commencement of operations) to December 31, 2018. 10. Commitments Investment fund interests purchased by the Partnership may include financing commitments obligating the Partnership to advance additional amounts on demand. At December 31, 2019, the Partnership had unfunded capital commitments of $53,850,666 (2018: $60,811,574), which includes commitments to Cloudbreak Aggregator LP of $49,672,625 (2018: $54,992,375) as described in Note 6. 11. Financial Highlights The following represents the ratios to average limited partners’ capital and total return information for the year ended December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018: 2019 2018 Ratios to average Limited Partners’ capital Total expenses 4.03% 1.74% Incentive allocation/(Reversal of incentive allocation) 0.22% (0.23)% Total expenses and incentive allocation 4.25% 1.51% Net investment income/(loss) 0.15% (0.43)% The ratios above are calculated for all the limited partners taken as a whole. The computation of such ratios based on the amount of expenses, incentive allocation, and net investment income assessed to an individual investor’s capital may vary from these ratios based on different management fee and incentive arrangements (as applicable) and the timing of capital transactions. The net investment ratio does not reflect the effect of any incentive allocation and has not been annualized. 2019 2018 Total return before incentive allocation 23.27% (17.52)% (Incentive allocation)/Reversal of incentive allocation (0.35)% 0.21% Total return after incentive allocation 22.92% (17.31)% Total return is calculated for all the limited partners taken as a whole. An individual investor’s return may vary from these returns based on participation in “new issues”, different management fee and incentive arrangements (as applicable) and the timing of capital transactions. 12. Subsequent Events In January of 2020, the Partnership made an additional commitment of $11,485,000 related to the FPAC investment (see Note 6). Subsequent events were evaluated by the Partnership’s management until February 25, 2020, which is the date the financial statements were available to be issued.

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